UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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SXC Health Solutions Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SXC HEALTH SOLUTIONS CORP.
NOTICE OF MEETING AND
PROXY CIRCULAR AND PROXY STATEMENT

Annual and Special Meeting
of
Shareholders

To Be Held
May 11, 2011

SXC HEALTH SOLUTIONS CORP.
2441 Warrenville Road, Suite 610
Lisle, Illinois, 60532-3642
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of shareholders of SXC Health Solutions Corp. (the “Company” or “SXC”) will be held at the Fairmont Royal York, 100 Front Street West Toronto, Ontario M5J 1E3, Canada, on May 11, 2011 at 4:30 p.m. (Eastern daylight savings time) for the following purposes:

(a)	to receive the Annual Report of the Company which contains the financial statements of the Company for the fiscal year ended December 31, 2010 and the report of the auditors thereon;

(b)	to elect the seven director nominees named in the accompanying proxy circular and proxy statement;

(c)	to consider and approve an amendment to the Company's Amended and Restated Bylaws to increase the quorum requirement for shareholder meetings;

(d)	to consider and approve an amendment to the SXC Health Solutions Corp. Long Term Incentive Plan to increase the maximum number of common shares we may issue under the plan by 1,800,000.

(e)	to hold a non-binding advisory vote on executive compensation, as disclosed in this proxy circular and proxy statement;

(f)	to hold a non-binding advisory vote on the frequency with which a non-binding advisory vote on executive compensation should be held;

(g)	to appoint auditors and to authorize the directors to fix the auditors remuneration and terms of engagement; and

(h)	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The directors of the Company have fixed the close of business on March 16, 2011 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 11, 2011. The proxy circular and proxy statement and 2010 annual report to shareholders are available free of charge at www.proxyvote.com.

DATED at Lisle, Illinois, as of April 1, 2011.

BY ORDER OF THE BOARD
/s/ Clifford Berman

Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary
This proxy circular and proxy statement is being issued on behalf of management and the Board of Directors in connection with the Meeting scheduled for May 11, 2011. This proxy circular and proxy statement and accompanying proxy card are first being made available to shareholders on or about April 1, 2011. The terms “we,” “our,” and “the Company” throughout this proxy circular and proxy statement refer to SXC, and not the Board of Directors, or any of the Board of Director's committees.
Shareholders who are unable to attend the Meeting in person and who wish to ensure that their shares are voted at the Meeting, are requested to vote via the internet, telephone or by requesting a proxy card to complete, sign, date and return by mail as instructed in the proxy card.
All instruments appointing proxies to be used at the Meeting or at any adjournment or postponement thereof must be deposited with the Company's registrar and transfer agent, CIBC Mellon Trust Company/Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof or with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof.

PROXY CIRCULAR AND PROXY STATEMENT

SXC HEALTH SOLUTIONS CORP.
PROXY CIRCULAR AND PROXY STATEMENT
SOLICITATION OF PROXIES
April 1, 2011
This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by management (“Management”) and the Board of Directors (the “Board of Directors” or “Board”) of SXC Health Solutions Corp. (the “Company” or “SXC”) for use at the Annual and Special Meeting of Shareholders (the “Meeting”) of the Company to be held on May 11, 2011 at the time and place and for the purposes set forth in the Notice of Annual and Special Meeting of Shareholders (“Notice of Meeting”).
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”) and further to (i) the decision of the Ontario Securities Commission dated March 18, 2011, as principal regulator on behalf of the securities regulatory authorities in each of British Columbia, Alberta, Saskatchewan, Manitoba, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador, granting the Company relief from the provisions of National Instrument 51-102 Continuous Disclosure Obligations and that require us to send a printed information circular to our registered shareholders in connection with the Meeting and the provisions of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101") that require intermediaries (as such term is defined in NI 54-101) to send a printed information circular to the beneficial owners of the Company's shares in connection with the Meeting; and (ii) the order of the Yukon Superintendent of Securities dated March 21, 2011 granted pursuant to the provisions of section 153 of the Business Corporations Act (Yukon), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Circular and Proxy Statement and the accompanying Proxy Card, and our Annual Report to Shareholders, to     our shareholders over the Internet. The Notice of Internet Availability of Proxy Materials and this Proxy Circular and Proxy Statement under “Important Notice Regarding the Availability of Proxy Materials” below instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials and the Proxy Card also instruct you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials was first mailed on or before April 1, 2011 to all shareholders of record as of March 16, 2011 (the “Record Date”). The only voting securities of the Company are the common shares of the Company, no par value per share (the “common shares”), of which there were 63,475,179 shares outstanding as of the Record Date.
The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. The Company will also reimburse the reasonable costs incurred by persons who are the registered but not beneficial owners of common shares (such as brokers, dealers and other registrants under applicable securities law and nominees and custodians) in sending or delivering copies of the proxy materials to the beneficial owners of common shares that are registered in the names of such persons. Payments will be made upon receipt of an appropriate invoice. The Company will furnish to such persons, upon request to the Company's Secretary, at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, (Tel. 800-282-3232) or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9 (Tel. 867-668-5252) and without additional cost, additional copies of the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. Although SXC has not engaged a proxy solicitor in connection with the Meeting, SXC may elect to do so and, in such case, would pay a customary fee for these services.
Unless otherwise indicated, all dollar amounts in this document are in United States dollars. On September 2, 2010, the Company announced a two-for-one stock split effected by a stock dividend on the issued and outstanding common shares of the Company. On September 17, 2010, shareholders of record at the close of business on September 14, 2010 were issued one additional common share for each share owned as of that date. All share and per share data presented in this report have been adjusted to reflect this stock split.
IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS

The Company's Proxy Circular and Proxy Statement and Annual Report to Shareholders for registered holders and beneficial owners are available at www.proxyvote.com. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

PROXIES AND VOTING
Shareholders who are unable to attend the Meeting in person and who wish to have their common shares voted at the Meeting are requested to vote via the internet, telephone or by requesting a proxy card to complete, sign date and return by mail. Proxies must be deposited (i) with the Company's transfer agent and registrar, CIBC Mellon Trust Company / Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof, in order for the common shares represented thereby to be voted at the Meeting or any adjournment or postponement thereof.

The common shares represented by any proxy will be voted for, against or withheld from voting with respect to the matters described herein in accordance with the instructions provided by the shareholder or any ballot that may be called for and if a shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. In the absence of any specification, such proxies will be voted FOR the election of directors, FOR the approval of the amendment to the Amended and Restated Bylaws of the Company to increase the quorum requirement of the shareholder meetings, FOR the approval of the amendment to the SXC Health Solutions Corp. Long-Term Incentive Plan to increase the maximum number of common shares that the Company may issue under the plan by 1,800,000, FOR the approval of the resolution to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in this Proxy Circular and Proxy Statement, FOR holding the non-binding advisory vote on executive compensation every three years, and FOR the appointment of auditors.
The form of proxy also confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. The Company knows of no other matters to come before the Meeting other than matters referred to in the Notice of Meeting. If any matters which are not now known should properly come before the Meeting or if any amendments or variations to the matters referred to in the Notice of Meeting are presented for consideration at the Meeting, the forms of proxy will be voted on such matters, amendments and variations in accordance with the best judgment of the person voting the proxy.
A shareholder has the right to appoint a person (who need not be a shareholder) as proxy holder to attend and act on his or her behalf at the Meeting other than the representatives of management and the Board of Directors designated in the form of proxy. The shareholder may exercise this right by inserting the name of the nominee in the space provided in the form of proxy or may complete another appropriate form of proxy, and in each case delivering the completed proxy in the manner set forth above.

Voting Procedures

A shareholder may vote “FOR” or “WITHHOLD” his or her vote relating to the election of a director or the appointment of the independent registered accounting firm. In the case of the votes for the approval of the amendment to the Company's Amended and Restated Bylaws, the amendment to the SXC Health Solutions Corp. Long Term Incentive Plan and the approval, on an advisory basis, of the compensation of the Company's named executive officers, as described in this Proxy Circular and Proxy Statement, proxies may be marked “FOR” or “AGAINST”. In the case of the vote with respect to the frequency of the non-binding advisory vote on executive compensation, shareholders are not voting to approve or disapprove of the Board's recommendation of three years. Instead, the Proxy Card provides shareholders with four choices with respect to this proposal: (1) one year, (2) two years, (3) three years or (4) abstaining from voting on the proposal. By a non-binding advisory vote, a shareholder may (i) vote to approve the Company's executive compensation, (ii) vote against the Company's executive compensation program or (iii) abstain from voting on the matter. Your shares will be voted as you instruct via the telephone or Internet voting procedure described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail.

Brokers who are registered shareholders owning shares on behalf of beneficial owners are required under stock exchange rules to obtain the instructions of beneficial owners before casting a vote on certain matters. In the absence of such instructions the broker may not vote the shares on such matters, and such a situation is referred to as a “broker non-vote.” Broker non-votes are not treated as votes cast for purposes of these matters and will not have any impact on the outcome. It is expected that brokers will lack discretionary voting authority with respect to the election of directors and the proposals regarding the amendment to the Company's Amended and Restated Bylaws, the amendment to the SXC Health Solutions Corp. Long-Term Incentive Plan, the non-binding advisory vote on executive compensation and the frequency with which a non-binding advisory vote on executive compensation should be held, but will not lack discretionary voting authority with respect to the proposal regarding the appointment of the independent registered public accountants.

Quorum Requirement

The required quorum for the transaction of business at the Meeting is at least two persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, at least 33 1/3% of the Company's outstanding common shares entitled to vote at the Meeting. Common shares represented by proxies marked “WITHHOLD” or “ABSTAIN” and proxies returned as broker “non-votes” will be considered present for quorum purposes.

NON-REGISTERED HOLDERS
Only registered holders of common shares of the Company or the person(s) they appoint as their proxy holder are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a holder are not registered in the name of the holder (a “Non-Registered Holder”) but are rather registered either (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the common shares or (b) in the name of a clearing agency (such as The Depository Trust Company or The Canadian Depository for Securities Limited) of which the Intermediary is a participant (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIF's, RESP's and similar plans). In accordance with applicable securities laws, the Company has distributed copies of the Notice of Internet Availability of Proxy Materials to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. Intermediaries are required to forward the Notice of Internet Availability of Proxy Materials to Non-Registered Holders.

If you are a Non-Registered Holder, and elect to vote via telephone or the Internet, your vote will be submitted to the Intermediary that holds your common shares. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your Intermediary. Shortly before the Meeting, each Intermediary totals the votes submitted by telephone, Internet or mail by the beneficial owners for whom it holds common shares, and submits a Proxy Card reflecting the aggregate votes of such beneficial owners. If you are Non-Registered Holder and wish to vote in person at the Meeting (or have another person attend and vote on your behalf), you must obtain a legal proxy issued in your name from the Intermediary that holds your common shares and bring such proxy to the Meeting and present it to the inspectors of election with your ballot to be able to vote at the Meeting.
REVOCATION OF PROXIES
Any shareholder who has given a proxy may revoke it by (i) timely delivering a written revocation delivered to the Corporate Secretary, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), (iii) by attending the meeting and giving the scrutineers for the Meeting notice that you intend to vote your shares in person or (iv) by any other manner permitted by law. If your shares are held by a Intermediary, you must contact your Intermediary in order to revoke your proxy. You may notify the Corporate Secretary of your revocation, by depositing an instrument in writing executed by you or your attorney authorized in writing at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642 (Tel. 800-282-3232) or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9, (Tel. 867-668-5252), to the attention of the Corporate Secretary, at least three business days preceding the day of the Meeting or any adjournment or postponement thereof.
SHAREHOLDER PROPOSALS FOR THE COMPANY'S 2012 ANNUAL MEETING

If you want to propose a matter for a vote by the Company's shareholders at the Company's 2012 Annual and Special Meeting of Shareholders, you must send your proposal to the Company's Secretary at the following address: 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642. For proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company may omit your proposal from next year's proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company's Secretary at the address noted above by December 2, 2011. For shareholder proposals submitted pursuant to section 138 of the Business Corporations Act (Yukon), the Company may omit your proposal from next year's proxy circular and proxy statement under applicable Yukon corporate law if, among other things, it is not received by the Company's Corporate Secretary at the address noted above by February 9, 2012.
FINANCIAL STATEMENTS AND AUDITORS' REPORTS

At the Meeting, we will submit to you the Company's consolidated financial statements for the year ended December 31, 2010 and the related report of our auditors. No vote will be taken regarding the financial statements.
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF
As of the close of business on March 16, 2011, SXC had 63,475,179 common shares outstanding. Each holder of common shares is entitled to one vote for each common share registered in such holder's name as at the close of business on the record date.
In accordance with the Business Corporations Act (Yukon), if a shareholder transfers ownership of any of their common shares after the record date, the transferee may be entitled to vote the common shares at the Meeting. To gain entitlement to vote those common shares, the transferee must produce properly endorsed common share certificates or otherwise establish that the transferee owns the common shares, and must demand not later than 10 days before the Meeting, or any shorter period before the Meeting that the by-laws of the Company may provide, that the transferee's name be included in the list of shareholders before the Meeting.
The following table sets forth certain information, as of March 16, 2011, concerning the persons or entities known to us to be beneficial owners of or exercise control or direction over more than 5% of the common shares as well as the number of common shares that our directors and executive officers directly or indirectly own. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common shares beneficially owned set forth opposite their name. Percentage ownership is based on an aggregate of 63,475,179 common shares outstanding on March 16, 2011. Unless otherwise indicated, the business address of each shareholder listed below is SXC Health Solutions Corp., 2441 Warrenville Rd, Suite 610, Lisle, Illinois 60532.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned, Controlled or Directed	Percentage of class Beneficially Owned, Controlled, or Directed
Principal Shareholders:
FMR LLC.	Common Shares	6,285,663(1)	10.3%(1)
82 Devonshire Street, Boston, MA, 02109
T. Rowe Price Associates, Inc.	Common Shares	5,688,800(2)	9.3% (2)
100 E. Pratt Street, Baltimore, Maryland 21202
Wellington Management Company, LLP	Common Shares	3,992,442(3)	6.6% (3)
75 State Street, Boston, MA 02109

(1) This information is based upon the Schedule 13G/A filed by FMR, LLP with the Securities and Exchange Commission on February 14, 2011. FMR, LLP has reported therein that it has sole voting power over 1,003,229 common shares, which are included in its shared investment discretion over 6,285,663 common shares.
(2) This information is based upon the Schedule 13G filed by T.Rowe Price Associates Inc. with the Securities and Exchange Commission on February 10, 2011. T.Rowe Price Associates Inc. has reported therein that it has sole voting power over 1,080,900 common shares, which are included in its sole investment discretion over 5,688,800 common shares.
(3) This information is based upon the Schedule 13G/A filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2011. Wellington Management Company, LLP has reported therein that it has shared voting discretion over 2,991,534 common shares, which are included in its shared investment discretion over 3,992,442 common shares.

Name of Beneficial Owner	Title of Class	Shares	Aggregate Stock Option Grants Exercisable within 60 Days of March 16, 2011	Agregate Restricted Stock Units that vest within 60 Days of March 16, 2011	Total Shares Beneficially Owned	Total Percentage of Class
Terrence C. Burke	Common Shares	3,578	20,000	—	23,578	**
Steven D. Cosler	Common Shares	2,150	7,500	—	9,650	**
William J. Davis	Common Shares	2,150	22,500	—	24,650	**
Anthony R. Masso	Common Shares	2,150	18,750	—	20,900	**
Philip R. Reddon*	Common Shares	24,960	7,500	—	32,460	**
Curtis J. Thorne	Common Shares	2,150	18,750	—	20,900	**
Mark Thierer	Common Shares	54,472	96,700	—	151,172	**
Jeffrey Park	Common Shares	4,654	74,768	—	79,422	**
John Romza	Common Shares	121,585	203,558	—	325,143	**
Joel Saban	Common Shares	—	—	—	—	**
Cliff Berman	Common Shares	754	16,772	—	17,526	**
Mike Bennof	Common Shares	60,972	—	—	60,972	**
All executive officers and directors as a group as of March 16, 2011 (11 persons)	Common Shares	279,575	486,798	—	766,373	**

* Mr. Reddon is an officer of Covington Capital Corporation, which manages or advises various funds and which beneficially owns 24,960 common shares of the Company. Mr. Reddon disclaims beneficial ownership of these shares.
** Less than 1% owned.

MATTERS TO BE ACTED UPON AT THE MEETING

1.    Election of Directors

The articles of the Company provide that the Company shall have a minimum of three and a maximum of ten directors. The number of directors is currently set at seven. The directors elected at the Meeting will hold office until the close of the next annual meeting or until their successors are elected or appointed, whichever occurs first.
Pursuant to Yukon corporate law, there is a plurality vote standard for the election of directors to the Board. As there are seven nominees identified below and the Company's Board size has been set at seven, all of the nominees identified below will be elected to the Board unless additional nominees are proposed and one or more of such additional nominees receives a greater number of votes than one or more of the nominees identified below. The results of the election of directors at the Meeting will be determined and certified by the scrutineers for the Meeting. With respect to Mr. Thierer, his employment agreement provides that he will be nominated for election as a director at each annual meeting of shareholders during the period he serves as Chief Executive Officer of the Company.
A shareholder may (i) vote for the election of a nominee or (ii) withhold his or her vote for the election of a nominee. Your shares will be voted as you instruct via the telephone or Internet voting procedure described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.
The following table, the notes thereto and the professional biographies immediately following such table set forth the names and respective municipalities of residence of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with the Company presently held by them and the date on which they were first elected or appointed as directors. The professional biography of each of the directors also contains information regarding some of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director of the Company. In addition to the individual experiences and attributes of each of the directors described in the following professional biographies, the Company highly values the collective experience, qualifications, and perspectives of the directors. We believe that the collective experiences, qualifications and perspectives of our directors results in a Board with the commitment and energy to advance the interests of our shareholders.

Name	State or Province and Country of Residence	Principal Occupation	Date First Became a Director
Mark A. Thierer (1)	Barrington, IL, USA	Chairman and Chief Executive Officer of the Company	January 27, 2006
Steven Cosler(2)(3)(6)	Winter Park, FL, USA	Operating Partner, Water Street Healthcare Partners	August 1, 2007
Terrence C. Burke (3) (6) (7)	Easton, MD, USA	Independent Consultant	August 24, 1999
William J. Davis(4)(5)	Columbus, OH, USA	Chief Financial Officer, Allscripts Healthcare Solutions, Inc.	January 23, 2007
Philip R. Reddon(4)(5)	Burlington, Ontario, Canada	Managing Director, Covington Capital Corporation	May 17, 2006
Curtis Thorne(4)(5)	Nashville, TN, USA	President and Chief Executive Officer, MedSolutions, Inc.	September 17, 2007
Anthony Masso(3)(6)	Royal Oak, MD, USA	Independent Consultant	September 17, 2007
Notes:

(1)	Chairman of the Board of Directors.

(2)	Lead Independent Director of the Board of Directors.

(3)	Member of the Nominating Committee.

(4)	Member of the Corporate Governance Committee.

(5)	Member of the Audit Committee.

(6)	Member of the Compensation Committee.

(7)	Mr. Burke notified the Board of his intent to resign from the Board when he retires later in 2011.
Mark A. Thierer, 51, has been a director for us since January, 2006. Effective March 9, 2011, Mr. Thierer assumed his current role of Chairman and Chief Executive Officer ("CEO") of the Company. Previously, Mr. Thierer served as the President and Chief Operating Officer of the Company from September 2006 through June 2008, President and CEO of the Company from June 30, 2008 through March 8, 2011. Prior thereto, Mr. Thierer was the President of Physicians Interactive, a former division of Allscripts, which provided online clinical education programs, from 2003 to 2006.
Prior to Allscripts, Mr. Thierer spent ten years with CaremarkRx, now CVS/Caremark, where he was a corporate officer and key executive in helping to build Caremark into a pharmacy benefits manager and specialty pharmacy company. In his most recent capacity at Caremark, Mr. Thierer served as the Senior Vice President, New Ventures, responsible for developing Caremark's growth strategy. Prior to that role, Mr. Thierer managed Caremark's retail network operations, trade relations, specialty pharmacy, marketing, field operations, and corporate account functions. Prior to Caremark, Mr. Thierer spent ten years with IBM, managing sales of healthcare information management solutions. Mr. Thierer holds a Bachelors degree in Finance from the University of Minnesota and a M.B.A. in Marketing from Nova Southeastern University in Florida. He also holds the designation of CEBS (Certified Employee Benefits Specialist) from The Wharton School. Mr. Thierer is an active member of numerous industry associations. Mr. Thierer is also an advisor to the Jeffrey Pride Foundation for Pediatric Cancer Research.

The Board concluded that Mr. Thierer should continue to serve as a director of the Company because of his understanding of the operations of the Company and the industry in which it operates in part due to his role as the Company's Chairman and CEO and his many years of healthcare related experience.

Steven Cosler, 55, has been a director for us since August, 2007, and was appointed lead independent director on March 9, 2011. Mr. Cosler is currently an Operating Partner at Water Street Healthcare Partners (“Water Street”), a Chicago-based private-equity firm focused exclusively on the healthcare industry. Mr. Cosler joined Water Street in 2006 and prior to that was President and Chief Executive Officer of Priority Healthcare Corporation (“Priority”), a publicly held specialty pharmacy and distributor that was acquired by Express Scripts in October, 2005. Mr. Cosler was employed by Priority from 1996 to 2005, where he held a number of increasingly senior roles, culminating in his appointment as President and Chief Operating Officer in 2001, and President and CEO in 2002, a position he retained until the acquisition.

Before joining Priority, Mr. Cosler held leadership positions at Coresource, Inc., a third party administrator managing healthcare services, and at IBM. Mr. Cosler sits on the board of several privately held healthcare companies including CareCentrix, Healthplan Holdings, Access Mediquip, Inc. and New Century Health. Mr. Cosler also sits on the Board of Trustees of a closed-end fund managed by Claymore Securities. He is a graduate of Purdue University with a Bachelors degree in Industrial Management.
The Board concluded that Mr. Cosler should continue to serve as a director of the Company in part due to his familiarity with investment banking as it relates to the healthcare industry as well as his knowledge of the healthcare industry from his prior work experience in the pharmaceutical industry.

Terrence C. Burke, 69, has been a director for us since August, 1999, and served as the Chairman of the Board of Directors from December 31, 2008 through March 8, 2011. On March 9, 2011 Mr. Burke notified the Board of his intent to resign from the Board when he retires later in 2011.

As a retired healthcare executive, Mr. Burke has significant experience in the managed care and indemnity insurance industry in the U.S. and for the past several years has been an independent industry consultant. He has held executive positions with a number of leading managed care companies, which positions included Senior Executive Vice-President of Metrahealth Corporation, Senior Vice-President, Field Operations, Specialty Companies and Planning and Development of Aetna Corporation and President of CIGNA Health Plans as well as Senior Vice-President, National Operations of Cigna Corporation. Mr. Burke currently holds directorships with two privately held healthcare-related companies. Mr. Burke has served on the boards of several healthcare industry associations, including Federation of American Health Care

Systems, Group Health Association of America and the National Association of Employers on Health Care. Mr. Burke holds a Bachelors degree in History from the University of Washington.

The Board concluded that Mr. Burke should continue to serve as a director of the Company because of his knowledge of the healthcare industry in part due to his experience as a former healthcare executive, a healthcare industry consultant and a member of various boards of directors of healthcare-related companies and industry associations.

William J. Davis, 43, has been a director for us since January, 2007. Mr. Davis is currently the Chief Financial Officer (“CFO”) of the Chicago-based healthcare information technology provider Allscripts Healthcare Solutions, Inc. (“Allscripts”) (NASDAQ: MDRX). Mr. Davis joined Allscripts as CFO in October, 2002, and is responsible for all of Allscripts' financial operations. Prior to joining Allscripts, Mr. Davis was the CFO of Lante Corporation, a technology consulting firm. Mr. Davis helped lead that company's initial public offering in February 2000 and its subsequent sale to SBI and Company in September, 2002. From 1991 through 1999, Mr. Davis was in the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis earned a Bachelors degree in Accounting from the University of Cincinnati and a M.B.A. from Northwestern University.

The Board concluded that Mr. Davis should continue to serve as a director of the Company in part due to his familiarity with public company reporting responsibilities and complex corporate transactions as a result of his work experience as the CFO of Allscripts and Lante Corporation.

Philip R. Reddon, 45, has been a director for us since May, 2006. Mr. Reddon joined Covington Capital Corporation (“Covington”) in 2002, as Managing Director. His responsibilities include analysis of new investment opportunities for Covington and assisting in the management and monitoring of Covington's existing investments. Prior to joining Covington, Mr. Reddon spent six years at Bank of Montreal Capital Corporation (“BMO Capital”) as Managing Director for a private equity fund. He was head of the Technology Investment team, and served on the investment committee, which was involved in the investment and approval process for over 60 companies. In his role at BMO Capital, he served on the boards of eight investee companies. Prior to BMO Capital, Mr. Reddon spent six years with the Business Development Bank of Canada.
The Board concluded that Mr. Reddon should continue to serve as a director of the Company in part due to his experience in investment banking and financial services.

Curtis Thorne, 51, has been a director for us since September, 2007. Mr. Thorne is currently the President and Chief Executive Officer and serves on the Board of Directors of MedSolutions, Inc. (“MedSolutions”), a company focused on providing healthcare, cost management services to payers, including insurance companies, HMOs and state Medicaid programs. From 1998 to 2000, Mr. Thorne was its President and Chief Operating Officer. Prior to joining MedSolutions, Mr. Thorne was President and Chief Operating Officer of Adesso Specialty Services, a California-based specialty physician management company. Mr. Thorne earned a M.B.A. from the Babcock School of Management at Wake Forest University and a Bachelors degree in Chemistry from the University of North Carolina.
The Board concluded that Mr. Thorne should continue to serve as a director of the Company in part due to his insight into operating a technology-driven healthcare company from experience as the chief executive officer of MedSolutions.

Anthony Masso, 69, has been a director for us since September, 2007. He has 35 years of experience in the healthcare industry. Mr. Masso retired as the President and Chief Executive Officer of Consortium Health Plans, Inc. (“Consortium”), a national coalition of 19 Blue Cross Blue Shield plans that is focused on building market share. He currently serves as Executive Advisor to Water Street Healthcare Partners. Prior to Consortium, Mr. Masso was President of StrongCastle LLC, a private consulting company that specializes in the implementation of strategic business plans for corporate clients from 2000 to 2003. Mr. Masso was also previously President of Litho Group, Inc., and Executive Vice President of Integrated Health Services, Inc from 1994 to 2000. Mr. Masso spent four years as Senior Vice President of the Health Insurance Association of America, where he planned and implemented a transformation of indemnity insurers into managed care networks. As Senior Vice President of Aetna Health Plans, Mr. Masso was responsible for East Coast operations for all HMO and POS health plans.

The Board concluded that Mr. Masso should continue to serve as a director of the Company in part due to his knowledge of the healthcare industry through his experience as the Chief Executive Officer of a national coalition of Blue Cross Blue Shield Plans as well as his prior work experience in the consulting industry.
Our executive officers, and their ages and positions are:

Name	Age	Office and Position Held
Mark A. Thierer	51	Chairman and Chief Executive Officer
Jeffrey Park	39	Executive Vice President and Chief Financial Officer
John Romza	55	Executive Vice President, Research and Development and Chief Technology Officer
Joel Saban	43	Executive Vice President, Pharmacy Operations
Clifford Berman	51	Senior Vice President, General Counsel and Corporate Secretary

Mark A. Thierer, 51, has served as our Chairman and Chief Executive Officer since March 9, 2011 and President and Chief Executive Officer since June 30, 2008. Information about Mr. Thierer's tenure with us and his business experience is presented above under “Matters to be Acted Upon at the Meeting - Election of Directors.”
Jeffrey Park, 39, has served as our Chief Financial Officer since March, 2006. Prior to his appointment, Mr. Park was a member of our Board of Directors and was Senior Vice President of Covington Capital Corporation, a private equity venture capital firm. Mr. Park, a Chartered Accountant, joined Covington in 1998. Prior to Covington, Mr. Park worked for IBM in several areas of their Global Services Organization.

John Romza, 55, has served as our Chief Technology Officer and Executive Vice President of Research and Development since June 2007. Mr. Romza is responsible for the software development, technical infrastructure, and operating activities of our processing centers. Mr. Romza has over 25 years of overall software development experience and 20 years of experience in developing software products for the pharmacy industry. Mr. Romza joined us as a result of our acquisition of ComCoTec in 2001, where he was Vice President, Research and Development.

Joel Saban, 43, joined the Company in April 2010 as our Executive Vice President, Pharmacy Operations. Mr. Saban is responsible for the operations of informedMail and Ascend SpecialtyRx. Prior to joining the Company in 2010, Mr. Saban was the Senior Vice President of Industry Relations at CVS/Caremark Corporation for 13 years where he was responsible for directing brand pharmaceutical industry relations including contract negotiations and administration, financial analysis, and strategic business development. This also included evaluating opportunities, analyzing contract profitability and ensuring that contracts met company business objectives in the pharmaceutical and retail areas. Prior to Caremark, Mr. Saban served as Director of Medical and Scientific Affairs for the Alzheimer’s Association. Mr. Saban earned a Bachelor of Science degree in Biology from the University of Illinois Champaign-Urbana and received his Masters of Pharmacology and Molecular Biology degree from The Chicago Medical School.

Clifford Berman, 51, has served as our Senior Vice President, General Counsel and Corporate Secretary since March, 2008. Prior to joining SXC, he served as Division Counsel, Legal Regulatory and Compliance for Abbott Laboratories. Mr. Berman joined Abbott Laboratories in 2002. Prior to Abbott Laboratories, Mr. Berman worked for four years at Allscripts, where he served as Senior Vice President, General Counsel, and Chief Privacy Officer. Earlier in Mr. Berman's career he also held a number of positions over an eight year period with Caremark, Inc., including Vice President, Legal Services.
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction

In this Compensation Discussion and Analysis ("CD&A"), we address the compensation objectives, policies and practices relating to the 2010 compensation paid or awarded to our Named Executive Officers (“NEOs”). Our NEOs for 2010 were Messrs. Thierer, Park, Romza, Saban, and Berman. Additionally, Mr. Mike Bennof, our former Executive Vice President of Health Care Information Technology, would have qualified as one of our NEOs during 2010; however his employment was terminated by the Company effective November 1, 2010. Accordingly, compensation paid or awarded to Mr. Bennof in 2010 is also analyzed in this Compensation Discussion and Analysis.

Executive Summary

The Compensation Committee considers many factors when setting policies and practices for determining compensation to be paid or awarded to the Company's employees, including its executive officers. These factors are described in further detail later in this CD&A, but a fundamental element is linking pay to the performance of the Company and individuals. The Compensation Committee believes that this pay-for-performance culture further aligns objectives among the Company, its employees, and its shareholders.

The Company completed 2010 with its most successful year to date in terms of revenue, net income, and share value. Highlights of 2010 that were considered in the Compensation Committee's compensation decisions included the following:

•	Revenues grew 35% to $1.95 billion from $1.44 billion in 2009;

•	Net income grew 41% to $64.7 million versus 2009;

•	Diluted earnings per share were 19.7% higher in 2010 versus 2009 as a result of new sales wins and focused cost containment;

•	The Company successfully completed a strategic acquisition of MedfusionRx L.L.C.;

•	Key performance targets, set by the Compensation Committee, were met or exceeded throughout the year; and

•	As illustrated in the following table, the Company experienced an overall increase in net income and earnings per share values of 328.2% and 221.2%, respectively, over the past three years;

Net Income and Share Value Increases
Based on the Compensation Committee's performance assessment of the Company's results and accomplishments in 2010 as described above, as well as considerations of the performance of the Company's peers, the overall economic environment, and competitive compensation trends in the marketplace, the Committee made the following decisions for our NEOs

•
The 2010 annual bonuses to NEOs for Messrs. Thierer, Park, Romza, Saban and Berman were paid at 200%, 188%, 114%, 110% and 100% of target levels, respectively. As a result of the Company's 2010 performance, the annual bonus earned by Mr. Thierer, our Chairman and CEO, increased 15% as compared to the bonus he earned in 2009.

•
Long-term incentive awards were granted in 2010 in a similar fashion to the 2009 long-term incentive awards, with a mixture of restricted stock units (“RSUs”) and stock option awards, to align the interests of the NEOs and our shareholders. Similar to the 2009 grants, a portion of the RSUs granted in 2010 are contingent on the Company meeting certain performance targets established by the Compensation Committee.

Compensation Philosophy and Objectives
The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. There are three main objectives of our executive compensation program: first, the maximization of shareholder value over the long-term; second, to attract and retain highly qualified executives to ensure that the long-term financial objectives of the Company are met; and third, to provide incentives and reward each executive for his or her contributions to the Company. In particular, the goals of our executive compensation program are to reward past performance, to provide incentives for future performance, and to align the executives' long-term interests with those of investors. The Compensation Committee believes that these objectives can best be accomplished by an executive compensation program that reflects the following four principles:

•
Base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practices at similar companies in the healthcare services and healthcare information technology markets;

•	Bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined Company and individual performance targets;

•	A substantial portion of total long-term compensation should reflect performance on behalf of the Company's shareholders, as measured by increases in the value of the Company's shares; and

•
Compensation should be weighted to reflect the performance of the Company compared to its stated goals and relative to selected competitors, taking into consideration metrics such as, but not limited to, sales, gross margin and earnings per share (“EPS”) growth.

Our Compensation Committee
The Compensation Committee currently consists of Messrs. Cosler, Burke, and Masso, with Mr. Cosler serving as the Chair. Each of Messrs. Cosler, Burke, and Masso has significant experience in compensation matters as a result of their service as executive officers or advisors to various companies. The Compensation Committee's agenda and meeting calendar were determined by the Compensation Committee, with input (as appropriate) from Mr. Thierer, the Chairman and CEO of the Company. At the request of the Compensation Committee, Mr. Thierer and Mr. Park, Chief Financial Officer of the Company, generally attend meetings of the Compensation Committee. At such meetings, Mr. Thierer makes recommendations from time to time to the Compensation Committee regarding base salary levels, incentive compensation awards, and equity awards for the Company's executive officers other than himself. In addition, the Compensation Committee invites Mr. Thierer, Mr. Park, and the Company's independent compensation consultant, to attend certain meetings of the Compensation Committee to discuss the design, implementation, and administration of long-term incentive, equity incentive, and deferred compensation plans. The Compensation Committee also meets regularly in executive sessions without the presence of any executive officers whose compensation is scheduled for discussion.
Compensation Consultant
The Compensation Committee engaged an external consultant, The Delves Group, to assist the Committee with compensation matters, including reviewing the Company's peer group and peer group benchmarking information, as well as performing an independent analysis of our executive compensation and director policies and practices. The Delves Group does not provide any other services to the Company.
The Delves Group advised the Compensation Committee with respect to the compensation arrangements for our executive officers and directors, and particularly provided advice with respect to our compensation practices in relation to the comparative peer group for the Company. The analysis of our executive compensation policies and practices provided by The Delves Group considered financial metrics for our peers, including market capitalization, various measures of profitability, and growth in the Company's share price. In order to prepare its analysis for the Compensation Committee, The Delves Group would meet from time to time with senior management.
In setting executive officer compensation levels, the Compensation Committee considered the comparative compensation analyses provided by The Delves Group, which included multiple market surveys, as well as peer group analysis, and then applied the collective experience and judgment of the Compensation Committee to such data (and the relative significance of the various comparative peer group components) to make compensation determinations. The market surveys used by The Delves Group included the 2010 General Industry Survey, the 2010 High Technology Industry Survey,  and the 2010/2011 Watson Wyatt Compquest Executive Compensation Survey. The comparative information from the peer group was obtained by The Delves Group from publicly filed reports of each company in the comparative peer group, as well as from nationally recognized general industry and high technology industry compensation surveys. The market surveys used generally included all companies with annual revenues between $1.0 billion and $3.0 billion. The peer group was generated by The Delves Group and agreed upon by management of the Company. At the request of the Compensation Committee, a representative of The Delves Group attended meetings of the Compensation Committee, and apprised the Committee as requested on the progress of compensation surveys, and also made recommendations regarding executive officer and director compensation levels, as well as long-term incentive plan design.
Role of Executives in Determining Compensation

The CEO annually reviews the performance of all NEOs based on performance objectives determined by the CEO. The performance objectives are based upon individual performance, business unit financial performance and overall Company financial performance and are approved by the Compensation Committee. The CEO prepares a self-assessment of himself and an assessment of all other NEOs and provides a recommendation regarding base pay increases, incentive compensation awards, and equity awards for each of the executive officers other than himself. In recommending the compensation package for our NEOs, as discussed below, the CEO develops the Company's peer group and prepares competitive market data based upon the peer group data provided by The Delves Group. The competitive market data is one factor used in determining recommendations for the other NEOs. In making recommendations, the CEO considers, among other factors, the Company's ability to replace the individual in the event of the executive's departure, size of the organization under the executive's control (including the number of employees, revenue and profitability under the executive's control), and the amount received by others in relatively similar positions, and title, at our peer group companies. The competitive market data is used as a guide for compensation decisions and the CEO and the Compensation Committee do not target compensation at any particular point against the peer group.

The recommendations submitted by the CEO are reviewed by the Compensation Committee. The Compensation Committee evaluates performance against the performance objectives and solicits feedback from the Board as it relates to the individual performance measures. The determination of compensation actions for all NEOs involves thorough processes that include Compensation Committee review and approval of compensation program design and practices, and indepth discussions between the CEO and the Compensation Committee with respect to each NEO's performance. The recommendations submitted by the CEO are reviewed by the Compensation Committee and, based on such review, the Compensation Committee provides recommendations to the CEO for revisions. The Compensation Committee determines the compensation program for all NEOs and approves the total compensation package for each of the NEOs.

Peer Group Information

The CEO and the Compensation Committee use market data of the peer group as a guide to ensure that our executive compensation program is competitive with the market place and to help us attract, retain and motivate our executives to increase the Company's long-term shareholder value. Companies included in the peer group were selected based on a number of factors, including industry, number of employees, market capitalization, and product and services offerings. The Compensation Committee and the Company's management consider the list of peers prepared by The Delves Group and assess the information provided to determine if any modifications or amendments are needed to the peer group for compensation and performance comparison purposes.

The Compensation Committee utilized the ten companies below to establish 2010 compensation and to set targets for 2010 incentive compensation.

Peer Group for Fiscal 2010
Allscripts Healthcare Solutions, Inc.	America Services Group, Inc.
BioScrip, Inc.	Express Scripts, Inc.
Catalyst Health Solutions, Inc.	Medco Health Solutions
Cerner Corp.	Pharmerica Corp.
Gentiva Health Services, Inc.	Web MD HLTH Corp.

The peer group was updated from the group used in 2009 to include companies that function in our two operating segments, Healthcare IT ("HCIT") and Pharmacy Benefits Management ("PBM"). As a result, companies in the healthcare services industry were added to reflect the Company's professional services offerings within HCIT. In addition, Caremark was removed from the peer group due to its merger with CVS, which is mainly a retail pharmacy company.

The peer group was further updated in 2010, to assist with finalizing 2010 incentive compensation payments, as well as to derive recommendations for 2011 compensation and incentive compensation targets.

Peer Group for Fiscal 2011
Allscripts Healthcare Solutions, Inc.	Lincare Holdings, Inc.
BioScrip, Inc.	Magellan Health Services
Catalyst Health Solutions, Inc.	Omnicare, Inc.
Centene Corp.	Pharmerica Corp.
Emdeon, Inc.	Psychiatric Solutions, Inc.
Healthsouth Corp.

The peer group was updated for 2011 based on recommendations made by The Delves Group. The 2010 peer group was modified for 2011 to include companies in the healthcare services industry, such as: Omnicare, Inc., Emdeon, Inc, Pharmerica Corp., and Lincare Holdings, Inc. In addition, Medco Health Solutions, Inc. and Express Scripts, Inc. were removed as these companies were viewed to be much larger and more complex than SXC.

The peer group considered companies in the healthcare services market and were of similar size measured by revenue, market capitalization and business complexity. The Company considers the above companies for purposes of compensation levels for its executives, however it uses the PBM industry participants including Medco Health Solutions, Inc. and Express Scripts, Inc. when determining financial metrics on which to base its compensation targets.

Elements of Compensation and Rationale for Pay Mix

A variety of compensation elements are used to achieve the Company's goals, including base salary, annual incentive compensation awards and equity awards, all of which are discussed below. In determining the amount and types of compensation awarded to the executives the Compensation Committee relies on its yearly assessment of the Company's performance and business judgment of the CEO and CFO, and, in turn, upon the CEO's assessment regarding the individual performance of the other NEOs and each NEO's impact on the Company's overall financial performance. Factors influencing the Compensation Committee's assessment include:

•	Our analyses of competitive compensation practices;

•	The Compensation Committee's subjective evaluation of the CEO and, based on input from the CEO, the CFO and other NEOs;

•
The Company's actual financial performance compared to internal plans and the role the individual executive played in and contributed to such plans, such as sales growth, gross margin, operating expenses and customer satisfaction;

•	Operational management, such as project milestones and process improvements;

•	The NEO's effectiveness in implementing and delivering the Company's operational and strategic goals established for the NEO at or around the beginning of the fiscal year;

•	The level of the NEO's responsibilities within the Company, along with the NEO's individual expertise, skills and knowledge;

•	Leadership, including developing and motivating employees, collaborating within SXC, attracting and retaining employees and personal development; and

•	Labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the long-term value to SXC.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Compensation Committee's judgment of these factors along with competitive market data from our peer group that form the basis for approving the total compensation package for each NEO. In determining total compensation packages for the Company's executives, the Compensation Committee considers each executive's current salary and previous year's bonus and the need to establish a balance between incentives for long-term and short-term performance.
Base Salaries

The Compensation Committee annually reviews the base salaries of the NEOs, including the CEO, and considers increases based on Company profitability, competitive salaries, position, responsibility and individual qualifications and performance. A component of this review is a comparison of current salaries against those reported for comparable positions in the Company's peer group. The Compensation Committee also factors in internal salary levels within the Company, both with respect to other executive officers and senior employees. Base salaries may be adjusted at the Compensation Committee's discretion when competitive data indicates a significant market lag or in recognition of outstanding individual performance or an increase in the executive's functional responsibilities.

The salaries that the Company paid to Messrs. Thierer, Park, Romza, Saban, Berman and Bennof during fiscal 2010 are shown in the “2010 Summary Compensation Table.” Please see “Compensation Paid to Our NEOs in 2010” for a discussion of the annual salary paid to each of our NEOs.

Annual Bonus
Executives and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program is approved by the Compensation Committee. The Board of Directors, upon the recommendation of the Compensation Committee, determines the bonuses for the CEO and CFO. The CEO's and CFO's bonuses are based on the Company's overall performance and financial results, including the Company's achievement of goals pertaining to revenue and earnings per share growth, as well as certain individual goals. These factors are weighted and then the Company's, the CEO's, and the CFO's fulfillment of these goals are evaluated. Bonuses for other executive officers are recommended by the CEO and then submitted to the Compensation Committee for its approval. The bonuses for the other NEOs are also based on the Company's overall performance and financial results, as measured by revenue and adjusted earnings before interest, taxes, amortization and stock-based compensation expense (“Adjusted EBITDA”), as well as certain individual goals. In making its final determinations, the Compensation Committee determines how each NEO contributed to the Company's achievement of its goals as well as each NEO's fulfillment of his individual goals.
The CEO's and CFO's bonus opportunities are based on the achievement of (i) the Company's financial performance factors, which represents 80% of the bonus opportunity, and (ii) individual performance factors, which represents 20% of the bonus opportunity. The target and maximum bonus opportunities are pursuant to the CEO's and CFO's employment agreements. The threshold opportunities were set at 50% of the CEO's and CFO's target bonus.

		CEO Bonus Opportunity			CFO Bonus Opportunity
Measure	Weight	Threshold	Target	Max	Threshold	Target	Max
Earnings per share	45%	$95,625	$191,250	$382,500	$54,900	$109,800	$205,875
Revenue (1)	35%	74,375	148,750	297,500	42,700	85,400	160,125
Subjective goals	20%	42,500	85,000	170,000	24,400	48,800	91,500
Total	100%	$212,500	$425,000	$850,000	$122,000	$244,000	$457,500
(1) Included in the overall revenue goals is a component of new sales recorded and recognized during the year.
The EPS targets set for 2010 ranged from $0.85 to $1.05 and the total revenue target ranged from $1.92 billion to $2.22 billion. Actual EPS (fully diluted) of the Company was $1.03 per share and total revenue was $1.95 billion during 2010. EPS after adjusting for $2 million in MedfusionRx related expenses incurred in connection with the closing of the MedfusionRx acquisition, was $1.05 during 2010. Additionally, the revenue target range includes the consideration of both new sales, measured as business sold as well as revenue recognized in the year. The Company executed on its most successful selling season in its history. Based on these results, the CEO and the CFO received payouts under the annual bonus plan equal to $850,000 and $457,500, respectively, representing payouts at 200% and 188%, respectively, of the target payout opportunity.

The other NEOs' cash incentive compensation is based upon: i) achievement of individual objectives (20%); and ii) the individual's contributions to the Company's achievement of its financial target (80%). The achievement of the Company's financial target was based on revenue and adjusted EBITDA. The targets ranged from $1.92 to $2.02 billion and from $104 to $110 million for revenue and adjusted EBITDA, respectively. Actual revenue and adjusted EBITDA in 2010 was $1.95 billion and $120.7 million, respectively.

Adjusted EBITDA is a non-GAAP measure that management believes is a useful supplemental measure of operating performance prior to net interest income (expense), income taxes, depreciation, amortization, stock-based compensation, and certain other one-time charges. Management believes it is useful to exclude depreciation, amortization and net interest income (expense) as these are essentially fixed amounts that cannot be influenced by management in the short term. In addition, management believes it is useful to exclude stock-based compensation as this is not a cash expense.

The Company met or exceeded all targets for the year ended December 31, 2010, including total revenue, new revenue growth, EPS growth, and Adjusted EBITDA. The excellent performance of the business resulted in the achievement of the bonus pay-outs with respect to the corporate performance measures. Moreover, individual objectives for the NEOs included retaining customers and ensuring a high level of satisfication was delivered to those customers, leadership, the ability to attract, retain and build high performance teams and operational improvements in the Company to support the growth in operations. The amounts paid to the NEOs under our annual bonus plan for 2010 are outlined in “Compensation Paid to our NEOs in 2010” and included in the 2010 Summary Compensation Table.
Long-Term Incentive Compensation

The Long Term Incentive Plan ("LTIP") which was approved by shareholders of the Company on May 13, 2009, allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, stock appreciation rights, restricted stock awards, RSUs, performance awards and other stock-based awards. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants.
The Compensation Committee engaged an external consultant, The Delves Group, to assist with structuring the LTIP grants for the Company. This review included analyzing the survey and peer data discussed above under “Compensation Consultant” and “Peer Group Information,” as well as considering the appropriate mix of stock options, time-based RSUs, and performance-based RSUs. The range and mix of long-term incentive compensation considered the total compensation of the NEOs and the Compensation Committee's desire to design compensation to promote our goal of pay for performance.

Performance-based awards are generally based upon the annual performance review process, which occurs in January through March of each year concurrently with the compilation of the corporate performance data. Each individual has a performance plan comprised of both individual and financial objectives, which are weighted during the review process. The assessments prepared by the CEO are used to determine any incentive compensation equity awards and to support any recommendations for long-term incentive grants. The Compensation Committee reviews the assessments and long-term incentive grants are awarded on a discretionary basis.

In March 2010, the Compensation Committee granted the NEOs' long-term incentive awards under the LTIP. The awards consisted of performance-based RSUs, time-based RSUs and stock option awards. The time-based RSUs and stock options vest in one-fourth increments on each grant date anniversary and the stock options have a seven-year term. The performance-based RSUs vest if the Company meets a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2010, 2011, and 2012. At the time of grant, the Cumulative EPS performance threshold was designed to be reasonably achievable with strong management performance. The Compensation Committee's objectives for the 2010 long-term incentive awards were to: (i) align the interests of our executives with the interests of our shareholders by focusing on objectives that result in share price appreciation through stock options and performance-based RSUs and (ii) provide an ownership stake and retention incentive through RSUs. In determining the NEOs' 2010 equity grants under the LTIP, the Compensation Committee considered the total compensation of each of the NEOs, including the mix of all the elements of each NEO's compensation. The Compensation Committee considered the following when assessing the award grants: 1) the valuation of equity currently held by the NEOs; 2) the valuation of the previous years' equity grants; 3) the analysis of competitive market survey data from the three market surveys discussed above under "Compensation Consultant,” and the peer group compensation data as discussed above under “Peer Group Information”; and 4) the review of current trends in the quantity and mix of equity awards included in long-term programs provided by peer group companies.

The Compensation Committee's objective when determining the allocation of the equity grant between stock option awards, time-based RSUs, and performance-based RSUs was to ensure an even weighting between the growth oriented option grants and the more shareholder risk aligned RSU grants. To meet the Committee's objective of achieving a higher proportion of the NEOs' compensation being tied to performance, 50% of the equity grant allocated to RSUs was allocated to performance-based RSUs. The performance criteria used to earn the grants was a three year cumulative EPS target, in which the NEOs would earn a target payout for achieving a 20% three year compounded annual growth rate of EPS over the 2009 EPS. Should the three year growth rate be 15%, the NEOs would earn 50% of the target grant of the performance-based RSUs, and should the three year growth rate meet or exceed 25%, the NEOs would earn 200% of the target grant of the performance-based RSUs.

In the event of a change of control, the 2010 stock options and time-based RSUs vest in full and the performance-based RSUs vest at the target levels. The Compensation Committee determined that accelerated vesting of the 2010 long-term incentive awards was a necessary component of such awards in order to provide an increased incentive to key employees of the Company to make significant and extraordinary contributions to the long-term performance and growth of the Company. See “Potential Payments Upon Termination or Change of Control” for a description of the other termination provisions relating to the 2010 long-term incentive awards.

Long-term incentive awards may be issued on a discretionary basis in conjunction with a significant promotion, such as to an executive level position, or as a retention strategy. In both cases, the intention is both to reward the individual's contributions to date and to solidify the individual's commitment as a key leader and owner of the organization. Long-term incentive awards may also be distributed as part of a recruitment strategy, specifically to provide competitive total compensation packages for individuals who will fill key senior level positions in the Company. The amount of the long-term incentive award will vary based on the targeted total compensation package. During 2010, the Company provided a long-term incentive award as a recruitment strategy to Mr. Saban as part of the total compensation package offered to him. None of the other NEOs received a discretionary equity award in 2010.
The Compensation Committee does not have formal share ownership guidelines, but does seek to ensure that NEOs maintain meaningful equity stakes in the Company.

Employment Agreements and Post-Termination Compensation
The Company enters into employment agreements with executives to attract, retain and motivate superior employees for key positions. The terms of the employment agreements are based upon our analysis of competitive compensation practices and our ability to attract these individuals.
The Company has or has had employment agreements with each of the NEOs (Mr. Thierer, Mr. Park, Mr. Romza, Mr. Saban, Mr. Berman and Mr. Bennof). The employment agreements provide for a certain level of severance payments under various scenarios, including termination by the Company without cause, resignation by the NEO for good reason, and change of control. In return, each executive agrees to certain provisions, including non-competition and non-solicitation of customers or employees for a specified period of time post-employment. The Company provides severance benefits under the employment agreement because many of the companies with which we compete for executive talent provide similar benefits and these benefits are therefore necessary for retention and recruitment purposes. In connection with the 2010 negotiation of Mr. Saban's term of employment, the Company offered Mr. Saban a level of benefits that the Committee believed are similar to those provided to his peers within the Company and the marketplace. The Company believes that these employment agreements serve to document a clear understanding between the Company and the NEO regarding the terms and conditions of the executive's employment with the Company, as well as the rights and obligations of each party if the employment relationship ends for any reason.

The employment agreements generally provide additional protection to the NEOs in the event of a change of control, including vesting of equity awards and additional severance benefits. In the case of Messrs. Romza, Saban, and Berman, the severance benefits following a change of control are payable only upon a so-called “double trigger.” This means that severance benefits are triggered within 12 months after the change of control only when the NEO is not offered or retained in his current or a comparable position with comparable compensation within that period. In the case of Messrs. Thierer and Park, the severance benefits following a change of control are payable if the NEO's employment is terminated for any reason by the Company or by the NEO within 12 months after a change of control. By providing such protection to the NEOs, the Company believes it will enable these executives to focus on their duties without distraction in the face of a possible or an actual change of control, and will ensure that our senior executives are motivated to negotiate the best merger or acquisition consideration for the Company's shareholders. Please see the “Employment Agreements” and “Potential Payments upon Termination or Change of Control” sections in this proxy circular and proxy statement for a description and the amounts of the severance benefits to be paid following each NEO's termination of employment.
Please see the narrative following the “2010 Summary Compensation Table” for a description of the material terms of each NEO's existing employment agreement.

Retirement Plans

The Company provides a 401(k) plan to its employees, including the NEOs. The Company's NEOs participate on the same terms as all other eligible Company employees. Through December 31, 2010 the Company matched 100% of the first 1% of eligible earnings and 50% on the next 5% of eligible earnings. The Company does not maintain any defined benefit retirement plans.

The Company also provides a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for the purpose of providing certain employees an opportunity to defer compensation on a pre-tax basis. Employees eligible to participate in the Deferred Compensation Plan are selected in the sole discretion of a Plan Committee appointed by the Board of Directors of the Company.
The Compensation Committee believes that the provision of these retirement plans is important as a retention and recruitment tool as many of the companies with which the Company competes for executive talent provide a similar plan to their senior employees. Please see the “2010 Nonqualified Deferred Compensation” section of this proxy circular and proxy statement for further information regarding the Deferred Compensation Plan.
Perquisites

The Company provides NEOs with perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract, retain and motivate superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites provided to its NEOs. Perquisites include the following:

Automobile Allowance - Pursuant to the terms of the NEOs' employment agreements, in 2010, the Company provided Mr. Thierer an annual automobile allowance of $11,000, and each of its other NEOs with an annual automobile allowance of $6,000.

Executive Group Life - As a supplement to the standard life insurance policy provided to all of the Company's employees and pursuant to the terms of the NEOs' employment agreements, the Company provided each of the NEOs with $1 million in executive group and voluntary life insurance policies.

Deductibility of Executive Compensation

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to each of the chief executive officer and the other three most highly compensated officers, other than the chief executive officer or the chief financial officer. However, “performance-based compensation” is exempt from the deduction limit if certain requirements are met. The structure of SXC's executive compensation program has not historically given rise to Section 162(m) concerns, and the annual bonus plan approved by the shareholders in 2010, was structured in order to comply with the requirements to exempt annual incentive awards granted on or after January 1, 2011 from Section 162(m). The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the NEOs and will continue to assess the impact of Section 162(m) on its compensation practices. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company's key executives.

Compensation Paid to Our NEOs in 2010

The overall compensation package for each of the NEOs is designed to recognize that each NEO bears responsibility for increasing the value of shareholder investments. Moreover, the Compensation Committee believes that the Company's focus on equity based awards aligns the interests of the NEOs with the interests of shareholders.

Compensation of the Chairman and Chief Executive Officer
Base Salary. Mr. Thierer's base salary in 2010 was $425,000, per the terms of his employment agreement, effective June 30, 2008. Under the terms of Mr. Thierer's employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.
Annual Bonus. Mr. Thierer's bonus is based substantially on the Company's achievement of financial performance factors (80%) and individual performance (20%). Mr. Thierer's target bonus is equal to 100% of his base pay, or $425,000. Mr. Thierer may earn up to 200% of his base pay, based on achievement of specified performance objectives, as determined by the Compensation Committee. Mr. Thierer received $850,000 as payout under the 2010 annual bonus plan as a result of achieving individual and financial threshold performance objectives, representing 200% of his base pay.
Equity Awards. Mr. Thierer was awarded 37,400 options, 21,560 time-based RSUs, and up to 43,120 performance-based RSUs (dependent on Company results) in 2010 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders.
Perquisites. Mr. Thierer received certain perquisites in 2010. Pursuant to the terms of Mr. Thierer's employment agreement, the Company provides Mr. Thierer with an annual automobile allowance of $11,000. In 2010, Mr. Thierer received $1 million in supplemental executive group and voluntary life insurance policies valued at $1,000.
Compensation of the Chief Financial Officer

Base Salary. Mr. Park's base salary in 2010 was $305,000, per the terms of his employment agreement, effective June 30, 2008. Under the terms of Mr. Park's employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.

Annual Bonus. Mr. Park's bonus is based substantially on the Company's achievement of financial performance factors (80%) and individual performance (20%). Mr. Park's target bonus is equal to 80% of his base pay, or $244,000. Mr. Park may earn up to 150% of his base pay, based on achievement of specified performance objectives, as determined by the Compensation Committee. Mr. Park received $457,500 as a payout under the 2010 annual bonus plan as a result of achieving individual and financial threshold performance objectives, representing 150% of his base pay.
Equity Awards. Mr. Park was awarded 14,960 options, 8,800 time-based RSUs, and up to 17,600 performance-based RSUs (dependent upon Company results) in 2010 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders.
Perquisites. Mr. Park received certain perquisites in 2010. The Company provided Mr. Park with an annual automobile allowance of $6,000. Additionally, Mr. Park received $1 million in supplemental executive group and voluntary life insurance policies valued at $1,000.
Compensation of Mr. Romza
Base Salary. Mr. Romza's base salary in 2010 was $270,000, per the terms of his employment agreement, dated November 6, 2008. Under the terms of Mr. Romza's employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.
Annual Bonus. Mr. Romza's bonus is based substantially on the Company's achievement of financial performance factors (80%) and individual performance (20%). Mr. Romza's target bonus is 65% of his base pay, or $176,000, based on achievement of specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO's bonus payment was based on over-achieving the financial targets set for revenue and adjusted EBITDA of the Company. In addition, the individual component was awarded to Mr. Romza based on his achievement of individual measures, including customer retention and satisfaction, leadership, ability to attract, retain, and build high performance teams, and operational improvements in the Company to support the growth in operations. Mr. Romza received a payout under the 2010 annual bonus plan of $200,000 as a result of achieving individual and financial threshold performance objectives, representing 74% of his base pay.
Equity Awards. Mr. Romza was awarded 10,560 options, 4,000 time-based RSUs, and up to 6,160 performance-based RSUs (dependent upon Company results) in 2010 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders.
Perquisites. Mr. Romza received certain perquisites in 2010. The Company provided Mr. Romza with an annual automobile allowance of $6,000. Additionally, Mr. Romza received $1 million in supplemental executive group and voluntary life insurance policies valued at $1,000.
Compensation of Mr. Saban
Base Salary. Mr. Saban's base salary in 2010 was a pro-rata amount of his annual base salary of $300,000 per the terms of his employment agreement, dated June 22, 2010. Under the terms of Mr. Saban's employment agreement, his base salary will be reviewed annually, and may be adjusted accordingly.
Annual Bonus. Mr. Saban's bonus is based substantially on the Company's achievement of financial performance factors (80%) and individual performance (20%). Mr. Saban's target bonus is 65% of his base pay, or $195,000, based on achievement of specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. For 2010, per the terms of his employment agreement, Mr. Saban was guaranteed a bonus equal to at least 100% of his bonus target.  Mr. Saban received a payout under the 2010 annual bonus plan of $215,000 as a result of achieving individual and financial threshold performance objectives, representing 72% of his base pay.  Additionally, the Company provided Mr. Saban with a sign-on bonus of $25,000.
Equity Awards. Mr. Saban was awarded 33,600 options, 9,800 time-based RSUs, and up to 19,600 performance-based RSUs (dependent upon Company results) in 2010 pursuant to the terms of his employment agreement as part of the total compensation packed offered to recruit Mr. Saban to the Company. The amount of awards provided in the Compensation package was established to provide a compensation package competitive in the marketplace for someone with Mr. Saban's experience within the industry.
Perquisites. Mr. Saban received certain perquisites in 2010. The Company provided Mr. Saban with an annual automobile allowance of $6,000, prorated for his service during the year. Additionally, Mr. Saban received $1 million in supplemental executive group and voluntary life insurance policies valued at $1,000.
Compensation of Mr. Berman
Base Salary. Mr. Berman's base salary in 2010 was $235,000, per the terms of his employment agreement, dated February 16, 2008. Under the terms of Mr. Berman's employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.
Annual Bonus. Mr. Berman's bonus is based substantially on the Company's achievement of financial performance factors (80%) and individual performance (20%). Mr. Berman's target bonus is 50% of his base pay, or $117,500, based on achievement of specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO's bonus payment was based on achieving the financial targets set for revenue and adjusted EBITDA of the Company. In addition, the individual component was awarded to Mr. Berman based on his achievement of individual measures, including customer retention and satisfaction, leadership, ability to attract, retain, and build high performance teams, and operational improvements in the Company to support growth in operations. Mr. Berman received a payout under the 2010 annual bonus plan of $117,500 as a result of achieving individual and financial threshold performance objectives, representing 50% of his base pay.
Equity Awards. Mr. Berman was awarded 4,400 options, 1,320 time-based RSUs, and up to 2,640 performance-based RSUs (dependent upon Company results) in 2010 pursuant to the Company's equity award program to properly reward his contributions, encourage retention, motivate, increase his share ownership and solidify his commitment to the Company and the interest of our shareholders.
Perquisites. Mr. Berman received certain perquisites in 2010. The Company provided Mr. Berman with an annual automobile allowance of $6,000. Additionally, Mr. Berman received $1 million in supplemental executive group and voluntary life insurance policies valued at $1,000.
Compensation of Mr. Bennof
The employment of Mr. Bennof was terminated by the Company in November 2010. Up until his termination, the overall compensation package of Mr. Bennof, as Executive Vice President, Healthcare Information Technology, was designed to recognize that Mr. Bennof shares responsibility for increasing the value of shareholders' investments. The following is a description of the compensation Mr. Bennof received or was entitled to receive prior to his termination of employment in November 2010 as well as a description of his post-termination benefits. Please see the "Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table" for further information regarding the terms of Mr. Bennof's employment and separation agreements.
Base Salary. Mr. Bennof's base salary in 2010 was $285,000 per the terms of his employment agreement, dated November 6, 2008.

Mr. Bennof was paid a pro-rata share of his annual base salary through the date of his termination. As a result of his termination, Mr. Bennof will also receive an amount equal to one-year's base salary, paid according to the Company's normal payroll process over a one year period.
Annual Bonus. Mr. Bennof's target bonus was 65% of his base pay, based on achievement of specified performance objectives. As a result of his termination, and per the terms of his separation agreement, Mr. Bennof will receive a payment of 110% of his target bonus, or $204,000, when the Company makes its annual bonus payments to all other employees.

Equity Awards. Prior to his termination, Mr. Bennof was awarded 10,560 options, 4,000 time-based RSUs, and up to 6,160 performance-based RSUs (dependent upon Company results) in 2010 pursuant to the Company's equity award program. As a result of his termination, all equity awards granted to Mr. Bennof in 2010 were subsequently cancelled in accordance with the provisions of the LTIP and the terms of Mr. Bennof's stock option and RSU agreements as none of the awards granted in 2010 had vested prior to his termination.
Perquisites. Mr. Bennof received certain perquisites in 2010. Through the date of his termination in November 2010, the Company provided Mr. Bennof with an annual automobile allowance of $6,000. Additionally, Mr. Bennof received $1 million in supplemental executive group and voluntary life insurance policies valued at $1,000. Subsequent to his termination, the perquisites for Mr. Bennof ceased.
2011 Base Salaries

The Compensation Committee annually reviews the base salaries of the NEOs, including the CEO, and considers increases based on recommendations and analysis provided by the Compensation Committee's compensation consultant. Factors considered by the Compensation Committee in making annual base salaries adjustments include Company profitability, competitive salaries of the Company's peer group, position, responsibility, individual qualifications and performance. As such, effective March 9, 2011, the Compensation Committee approved the following base salaries: Mark Thierer - $725,000, Jeff Park - $450,000, John Romza- $300,400, Joel Saban - $350,000 and Clifford Berman - $260,000.

Compensation Committee Report

The Compensation Committee oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Circular and Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Circular and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

COMPENSATION COMMITTEE
Steve Cosler, Chair
Terrence Burke
Anthony Masso

2010 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the last three fiscal years ended December 31:

Name and Principal Position	Year	Salary ($)	Bonus (4)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)(5)	Total($)
Mark Thierer,	2010	$425,000	—	$1,956,000	$482,000	$850,000	$23,000	$3,736,000
President and Chief Executive Officer	2009	$425,000	—	$932,000	$533,000	$1,141,000	$20,000	$3,051,000
	2008	$425,000	—	—	$954,000	$638,000	$14,000	$2,031,000

Jeffrey Park,	2009	$305,000	—	$799,000	$193,000	$457,500	$26,000	$1,780,500
Chief Financial Officer and	2009	$305,000	—	$375,000	$214,000	$614,000	$14,000	$1,522,000
Executive Vice President, Finance	2008	$305,000	—	—	$286,000	$381,000	$12,000	$984,000

John Romza,	2010	$270,000	—	$307,000	$136,000	$200,000	$14,000	$927,000
Chief Technology Officer and	2009	$270,000	—	$261,000	$155,000	$395,000	$16,000	$1,097,000
Executive Vice President, Research	2008	$270,000	—	—	$163,000	$176,000	$14,000	$623,000

Joel Saban,	2010	$166,000	$220,000	$1,170,000	$546,000	$20,000	$3,000	$2,125,000
Executive Vice President
Pharmacy Operations (6)

Clifford Berman,	2010	$235,000	—	$120,000	$57,000	$117,500	14,000	$543,500
Senior Vice President and general
General Counsel (7)

Mike H. Bennof,	2010	$237,500	—	$307,000	$136,000	—	$504,000	$1,184,500
Executive Vice President	2009	$280,000	—	$261,000	$155,000	$300,000	$16,000	$1,012,000
Healthcare Information Technology (8)	2008	$280,000	—	—	$198,000	$182,000	$10,000	$670,000

(1)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation- Stock Compensation (“FASB ASC Topic 718”). The amounts reported in the column are calculated at the maximum level based upon the probable outcome on the grant date for the Company's performance-based RSU awards. The amounts reported for the performance-based RSUs granted in 2009 were disclosed in the previous year's summary compensation table at target levels; these amounts are now reported at maximum levels based on the probable outcome of the performance-based vesting conditions, determined as of the grant date. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report on Form 10-K”) for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(3)	The amounts in this column include the amounts earned under the annual bonus program. The amounts for 2009 also include the Integration Performance Awards earned during 2009.

(4)
The amount in this column represents the guaranteed bonus paid to Mr. Saban per the terms of his employment agreement. Any amounts awarded based on the Company's and Mr. Saban's performance under the annual bonus program that are greater than Mr. Saban's guaranteed amount are included in the "Non-Equity Incentive Plan Compensation" column.

(5)	Other compensation consists of the vehicle allowance, 401(k) match, and Company-paid life insurance premiums for each of the NEOs.

(6)	Mr. Saban joined the Company as its Executive Vice President, Pharmacy Operations, in June 2010. Accordingly, Mr. Saban was not a NEO in 2009 or 2008.

(7)	Mr. Berman was not a NEO in 2009 or 2008.

(8)
Mr. Bennof's employment with the Company was terminated in November 2010. Included in Mr. Bennof's other compensation amount is the separation benefits he will receive, consisting of an amount equal to one year of base salary ($285,000) and an amount equal to 110% of his bonus target for 2010 ($204,000), each payable pursuant to the terms of Mr. Bennof's separation agreement. This amount also includes

Mr. Bennof's 2010 vehicle allowance, 401(k) match, and Company-paid life insurance premiums valued at $15,000. The amounts reported for stock awards and option awards represents the aggregate grant date fair value for the awards granted to Mr. Bennof in 2010. All awards granted to Mr. Bennof in 2010 were forfeited upon his termination.

2010 Grants of Plan-Based Awards Table
The following table sets forth information concerning grants under the Company's Annual Bonus Plan and LTIP to the NEOs during the fiscal year ended December 31, 2010:

			Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under PBRSU Equity Incentive Plan Awards (2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Options Awards ($/Shr)	Grant Date Fair Value of Stock and Option Awards at Target ($)(5)
Mark	Annual bonus plan	—	$212,500	$425,000	$850,000	—	—	—	—	—	—	—
Thierer	Stock options	3/10/2010	—	—	—	—	—	—	—	37,400	$30.25	$482,000
	Time-based restricted stock units	3/10/2010	—	—	—	—	—	—	21,560	—	—	$652,000
	Performance-based restricted stock units	3/10/2010	—	—	—	10,780	21,560	43,120	—	—	—	$652,000
Jeffrey	Annual bonus plan	—	$122,000	$244,000	$457,500	—	—	—	—	—	—	—
Park	Stock options	3/10/2010	—	—	—	—	—	—	—	14,960	$30.25	$193,000
	Time-based restricted stock units	3/10/2010	—	—	—	—	—	—	8,800	—	—	$266,200
	Performance-based restricted stock units	3/10/2010	—	—	—	4,400	8,800	17,600	—	—	—	$266,200
John	Annual bonus plan	—	$88,000	$176,000	—	—	—	—	—	—	—	—
Romza	Stock options	3/10/2010	—	—	—	—	—	—		10,560	$30.25	$136,000
	Time-based restricted stock units	3/10/2010	—	—	—	—	—	—	4,000	—	—	$121,000
	Performance-based restricted stock units	3/10/2010	—	—	—	1,540	3,080	6,160	—	—	—	$93,000
Clifford	Annual bonus plan	—	59,000	$118,000	—	—	—	—	—	—	—	—
Berman	Stock options	3/10/2010	—	—	—	—	—	—		4,400	$30.25	$57,000
	Time-based restricted stock units	3/10/2010	—	—	—	—	—	—	1,320	—	—	$40,000
	Performance-based restricted stock units	3/10/2010	—	—	—	660	1,320	2,640	—	—	—	$40,000
Joel	Annual bonus plan	—	—	(7)	—	—	—	—	—	—	—	—
Saban	Stock options	9/7/2010	—	—	—	—	—	—		33,600	$39.82	$546,000
	Time-based restricted stock units	9/7/2010	—	—	—	—	—	—	9,800	—	—	$390,000
	Performance-based restricted stock units	9/7/2010	—	—	—	4,900	9,800	19,600	—	—	—	$390,000
Mike H.	Annual bonus plan	—	$92,500	$185,000	—	—	—	—	—	—	—	—
Bennof(6)	Stock options	3/10/2010	—	—	—	—	—	—		10,560	$30.25	$136,000
	Time-based restricted stock units	3/10/2010	—	—	—	—	—	—	4,000	—	—	$121,000
	Performance-based restricted stock units	3/10/2010	—	—	—	1,540	3,080	6,160	—	—	—	$93,000

(1)
The bonus amounts represent bonus opportunities under the Company's Annual Bonus Plan. The bonus opportunities are based on the Company's achievement of financial performance measures, as well as individual performance metrics in the case of the NEOs other than the CEO and CFO. The actual payouts for the bonus opportunities under the Company's Annual Bonus Plan are made in 2011 and are discussed in the “Compensation Paid to Our NEOs in 2010” section of this proxy circular and proxy statement.

(2)
The RSUs reported in this column were granted under the LTIP. The RSUs vest on December 31, 2012 if the Company meets or exceeds a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2010, 2011, and 2012.

(3)
The RSUs reported in this column were granted under the LTIP. The RSUs vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date.

(4)	The stock options reported in this column are nonqualified stock options granted under the LTIP. The options vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date. The options expire seven years from the grant date.

(5)
The amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. These amounts reflect grant date fair value of the award and do not correspond to the actual value that will be recognized by the NEOs. The fair values for the performance-based restricted stock units are based on probable achievement of the performance conditions. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(6)	Mr. Bennof's employment with the Company was terminated in November 2010. All awards granted to Mr. Bennof in 2010 were cancelled upon his termination.

(7)	For 2010, per the terms of his employment agreement, Mr. Saban was guaranteed a bonus equal to at least 100% of his bonus target.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements
As of December 31, 2010, the Company had employment agreements with each of its NEOs. The following is a description of the terms of each NEO's employment agreement, which are relevant to an understanding of the 2010 Summary Compensation Table and 2010 Grants of Plan-Based Awards Table. Under the terms of each NEO's employment agreement, the NEOs are subject to certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company's trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company's employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company's customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment, with the 12 months period extended to 24 months in the cases of Mr. Bennof and Mr. Berman.
Employment Agreement with Mark Thierer, Chairman and Chief Executive Officer

On August 5, 2008, the Company entered into an employment agreement with Mark Thierer, its Chairman, Chief Executive Officer and a member of the Board of Directors (the “Thierer Employment Agreement”). The Thierer Employment Agreement is effective as of June 30, 2008 and supersedes Mr. Thierer's prior employment agreement, which was effective January 1, 2008. The Thierer Employment Agreement was entered into in connection with Mr. Thierer's promotion to President and Chief Executive Officer of the Company on June 30, 2008. The initial term of the Thierer Employment Agreement ends on June 29, 2011 with one year automatic renewals each year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Thierer provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Thierer's employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Thierer Employment Agreement). The Thierer Employment Agreement provides that, during its term, Mr. Thierer will be slated as a nominee to the Company's Board of Directors as long as he remains Chief Executive Officer, provided that he will resign from the Board of Directors if he ceases to be Chief Executive Officer. The Thierer Employment Agreement provides for an annual base salary of $425,000 (subject to annual review and adjustment by the Board of Directors of the Company) and an incentive compensation bonus targeted at 100% of Mr. Thierer's annual base salary with a maximum bonus opportunity of 200% of his annual base salary, the specific percentage to be set annually by the Board of Directors.

Under the Thierer Employment Agreement, in the event the Thierer Employment Agreement terminates because of Mr. Thierer's Death or Total Disability (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination. If the Thierer Employment Agreement is terminated because Mr. Thierer resigns other than a Resignation for Good Reason (as defined in the Thierer Employment Agreement) or as a result of a Termination by the Company for Cause (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company's executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Thierer Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination Arising Out of a Change of Control) or by Mr. Thierer as a result of a Resignation for Good Reason, Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. If the Thierer Employment Agreement is terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Thierer (whether or not as a result of a Resignation for Good Reason) within 12 months following a change of control of the Company, Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to three times his annual base salary, (iv) a lump sum payment of three times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefits on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Thierer Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Thierer will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon a change of control of the Company or upon termination of the Thierer Employment Agreement as a result of Mr. Thierer's

Resignation for Good Reason, Mr. Thierer's Death or Total Disability, a Termination by the Company without Cause or a termination due to a change of control, all unvested equity in the Company held by Mr. Thierer, including stock options and restricted stock units, will immediately vest.
Employment Agreement with Jeff Park, Executive Vice President and Chief Financial Officer
On August 5, 2008, the Company entered into an employment agreement with Jeff Park, its Chief Financial Officer and Executive Vice President, Finance (the “Park Employment Agreement”). The Park Employment Agreement is effective as of June 30, 2008 and supersedes Mr. Park's prior employment agreement, which was effective October 1, 2007. The Park Employment Agreement was entered into in connection with Mr. Park's promotion from Senior Vice President to Executive Vice President. The initial term of the Park Employment Agreement ends on June 29, 2011 with one year automatic renewals each year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Park provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Park's employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Park Employment Agreement). The Park Employment Agreement provides that during its term Mr. Park will serve as Executive Vice President and Chief Financial Officer of the Company. The Park Employment Agreement provides for an annual base salary of $305,000 (subject to annual review and adjustment by the Board of Directors of the Company) and an incentive compensation bonus targeted at 80% of Mr. Park's annual base salary with a maximum bonus opportunity of 150% of his annual base salary, the specific percentage to be set annually by the Board of Directors.

Under the Park Employment Agreement, in the event the Park Employment Agreement terminates because of Mr. Park's Death or Total Disability (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Park Employment Agreement was terminated prorated to the date of termination of employment. If the Park Employment Agreement is terminated as a result of Mr. Park's resignation or a Termination by the Company for Cause (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company's executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Park Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination Arising Out of a Change of Control), Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Park Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Park Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefits on behalf of Mr. Park, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. If the Park Employment Agreement is terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Park (whether or not as a result of a Resignation for Good Reason) within 12 months following a change of control of the Company, Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Park Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Park Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefits on behalf of Mr. Park, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Park Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Park will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon termination of the Park Employment Agreement as a result of Mr. Park's Death or Total Disability, a Termination by the Company without Cause or a termination due to a change of control, all unvested equity in the Company held by Mr. Park,, including stock options and restricted stock units, will immediately vest.

Employment Agreement with John Romza, Chief Technology Officer and Executive Vice President, Research and Development

On November 6, 2008, the Company entered into an employment agreement with John Romza, its Executive Vice President, Research and Development and Chief Technology Officer (the “Romza Employment Agreement”). The Romza Employment Agreement is effective as of November 6, 2008 and supersedes Mr. Romza's prior employment agreement, which was effective June 19, 2007. The initial term of the Romza Employment Agreement ends on June 30, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Romza provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Romza's employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Romza Employment Agreement). The Romza Employment Agreement provides that during its term Mr. Romza will serve as Executive Vice President, Research and Development and Chief Technology Officer of the Company. The Romza Employment Agreement provides for an annual base salary of $270,000 (subject to annual review and adjustment by the Company's Chairman and Chief Executive Officer and the Company's Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Romza's annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Romza Employment Agreement provides for, concurrent with the execution of the agreement, a grant of stock options to purchase 20,000 common shares of the Company at fair market value (as defined in the Company's stock option plan). Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date (unless earlier vested upon a change of control). The Romza Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Romza Employment Agreement, in the event the Romza Employment Agreement terminates because of Mr. Romza's Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company's executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Romza Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company's regular payroll schedule. If the Romza Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

Employment Agreement with Joel Saban, Executive Vice President, Pharmacy Operations

On June 22, 2010, the Company entered into an employment agreement with Joel Saban (the “Saban Employment Agreement”). The Saban Employment Agreement is effective as of April 30, 2010. The initial term of the Saban Employment Agreement ends on December 31, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Saban provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Saban's employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Saban Employment Agreement). The Saban Employment Agreement provides that during its term Mr. Saban will serve as Executive Vice President, Pharmacy Operations. The Saban Employment Agreement provides for an annual base salary of $300,000 (subject to annual review and adjustment by the Company's Chairman and Chief Executive Officer and the Company's Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Saban's annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Saban Employment Agreement provides for, concurrent with the execution of the agreement, a signing bonus of $25,000, a grant of stock options to purchase 33,600 common shares of the Company at fair market value on the date of grant (as defined in the Company's LTIP), 9,800 time-based RSUs issuable in common shares of the Company, and 9,800 performance-based RSUs issuable in common shares of the Company. The time-based RSUs and stock options vest in one-fourth increments annually on each grant date anniversary and the stock options have a seven-year term. The performance-based RSUs vest if the Company meets a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2010, 2011, and 2012. The Saban Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Saban Employment Agreement, in the event the Saban Employment Agreement terminates because of Mr. Saban's Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Saban Employment Agreement), Mr. Saban would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company's executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Saban Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Saban Employment Agreement), Mr. Saban would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company's regular payroll schedule. If the Saban Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Saban Employment Agreement), Mr. Saban would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

Employment Agreement with Clifford Berman, Senior Vice President, General Counsel, and Corporate Secretary

On February 16, 2008, the Company entered into an employment agreement with Clifford Berman (the “Berman Employment Agreement”). The initial term of the Berman Employment Agreement ends on December 31, 2008 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Berman provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Berman's employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Berman Employment Agreement). The Berman Employment Agreement provides that during its term Mr. Berman will serve as Senior Vice President, General Counsel, and Corporate Secretary of SXC Health Solutions Corp. The Berman Employment Agreement provides for an annual base salary of $235,000 (subject to annual review and adjustment by the Company's Chairman and Chief Executive Officer and the Company's Compensation Committee) and an incentive compensation bonus targeted at 50% of Mr. Berman's annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Berman Employment Agreement provided for, concurrent with the execution of the agreement, a grant of stock options to purchase 50,000 common shares of the Company at fair market value on the date of grant (as defined in the Company's stock option plan). The Berman Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Berman Employment Agreement, in the event the Berman Employment Agreement terminates because of Mr. Berman's Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Berman Employment Agreement), Mr. Berman would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company's executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Berman Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Berman Employment Agreement), Mr. Berman would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company's regular payroll schedule. If the Berman Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Berman Employment Agreement), Mr. Berman would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance lump-sum payment, less required tax withholding, equal to one and one-half times the Executive's Annual Base Compensation at the time of termination, plus one (1) times the targeted amount of Executive's Incentive Compensation at the time of termination.

Employment and Separation Agreements with Mike Bennof, Executive Vice President, Healthcare Information Technology

Prior to his termination in November, 2010, Mr. Bennof's terms of employment were governed by an employment agreement entered into by the Company and Mr. Bennof on November 6, 2008 (the “Bennof Employment Agreement”). The Bennof Employment Agreement provided that during its term Mr. Bennof would serve as Executive Vice President, Healthcare Information Technology of the Company. The Bennof Employment Agreement also provided for an annual base salary of $280,000 (subject to annual review and adjustment by the Company's Chairman and Chief Executive Officer and the Company's Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Bennof's annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In connection with the termination of Mr. Bennof's employment, on December 13, 2010, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Bennof.

Upon entering into the Separation Agreement, Mr. Bennof was deemed to be terminated as a result of a Termination by the Company Without Cause (as defined in the Bennof Employment Agreement). Accordingly, and per the terms of the Separation Agreement, Mr. Bennof was entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) 110% of his target 2010 incentive compensation bonus provided pursuant to the Company's Incentive Compensation Plan, less required withholding tax, and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company's regular payroll schedule.

The terms of Mr. Bennof's stock option agreements and performance-based RSU award agreements (the “Stock Compensation Agreements”) entered into by Mr. Bennof that have not been terminated as of the November 1, 2010 were incorporated by reference into the Separation Agreement. Subject to the conditions set forth in the Stock Compensation Agreements and the Separation Agreement, 82,810 options and 24,326 RSUs held by Mr. Bennof as of November 1, 2010, were canceled. Additionally, as a result of the termination, and subject to the terms of the Stock Compensation Agreements and the Separation Agreement, vesting was accelerated for 4,534 performance-based RSUs held by Mr. Bennof as of November 1, 2010. Mr. Bennof will have 90 days after November 1, 2010 to exercise any options that were vested as of such date.

Awards
In March 2010, the Compensation Committee granted the NEOs long-term incentive awards under the LTIP. The 2010 long-term incentive awards consisted of performance-based RSUs, time-based RSUs and stock option awards. The time-based RSUs and stock options vest in one-fourth increments annually on each grant date anniversary (unless earlier vested as described below) and the stock options have a seven-year term. The performance-based RSUs vest if the Company meets a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2010, 2011 and 2012 (unless earlier vested as described below). The vesting of the performance-based RSUs for performance in between “minimum” and “target” and “target” and “maximum” shall be determined linearly. During the restriction period, dividend equivalents equal to the dividends payable, if any, on the same number of common shares will accrue on the time-based RSUs and performance-based RSUs. The dividends payable, if any, will be paid out in cash on the vesting date.
The stock option award agreements provide that, except as otherwise provided for in an employment agreement with the NEO, the unvested stock option shall terminate upon the NEO ceasing to be an employee of the Company. In the case of a change of control, the stock option award agreement provides that the stock option agreement shall immediately become fully exercisable. As described above, Messrs. Thierer's and Park's employment agreements also provide that upon termination of employment as a result of Termination by the Company Without Cause, Death or Total Disability, a Termination Arising Out of a Change of Control or, in the case of Mr. Thierer, a Resignation for Good Reason, all unvested stock options will immediately vest in full.
The time-based RSU agreements provide that, except as otherwise provided for in an employment agreement, the award shall become fully vested if the NEO's employment terminates by reason of permanent disability or death. If the NEOs employment terminates for any reason other than permanent disability or death, then the portion of the award that is not vested as of the date of termination shall be forfeited and cancelled immediately unless otherwise provided for in the NEO's employment agreement. In the event of a change of control, the time-based award shall fully vest.

The performance-based RSU agreements provide that, except as otherwise provided for in an employment agreement, if the NEO's employment terminates prior to the end of the performance period by reason of termination without cause or termination due to permanent disability or death, the award shall vest based on actual performance calculated to the date of termination of employment. As a result of this provision, the vesting of 4,543 RSUs accelerated in connection with Mr. Bennof's 2010 separation from the Company. If the NEO's employment terminates for any reason other than Termination Without Cause or Termination Due to Permanent Disability or Death, then the portion of the award that is not vested as of the date of termination shall be forfeited and cancelled immediately unless otherwise provided for in the NEO's employment agreement. In the event of a change of control, the awards shall vest based on “target” achievement level.

2010 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information on the current holdings of stock options, time-based RSUs, and performance-based RSUs by the NEOs at December 31, 2010:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (20)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark	—	15,000	$5.68	3/10/2013 (8)	39,804	(15)	$1,706,000	137,652	$3,933,000
Thierer	54,896	135,000	$7.18	8/11/2013 (9)
	—	75,000	$11.79	5/16/2012 (5)
	24,954	74,856	$12.77	6/4/2016 (11)
	—	37,400	$30.25	3/10/2017(12)
Total	79,850	337,256			39,804		$1,706,000	137,652	$3,933,000
Jeffrey	—	20,000	$11.79	5/16/2012 (5)	16,132	(16)	$691,000	55,728	$1,592,000
Park	24,000	24,000	$5.68	3/10/2013 (8)
	25,000	25,000	$7.18	8/11/2013 (9)
	10,028	30,084	$12.77	6/4/2016 (11)
	—	14,960	$30.25	3/10/2017(12)
Total	59,028	114,044			16,132		$691,000	55,728	$1,592,000
John	45,000	—	$3.30	(2)	9,100	(17)	$390,000	30,560	$847,000
Romza	16,668	—	$3.67	(3)
	50,000	—	$7.19	(4)
	30,000	10,000	$11.79	5/16/2012 (5)
	15,000	5,000	$9.06	9/5/2012 (6)
	18,000	18,000	$11.35	3/10/2013 (8)
	10,000	10,000	$8.00	9/16/2013 (10)
	7,250	21,750	$12.77	6/4/2016 (11)
	—	10,560	$30.25	3/10/2017 (12)
Total	191,918	75,310			9,100		$390,000	30,560	$847,000
Cliff	—	25,000	$5.23	3/17/2013 (7)	3,638	(18)	$156,000	13,230	$378,000
Berman	3,172	9,510	$12.77	6/4/2016 (11)
	—	4,400	$30.25	3/10/2017 (12)
Total	3,172	38,910			3,638		$156,000	13,230	$378,000
Joel Saban	—	33,600	$39.82	9/07/2017 (13)	9,800	(19)	$420,000	29,400	$840,000
Total	—	33,600			9,800		$420,000	29,400	$840,000
Mike	37,500	—	$11.79	1/29/2011 (14)
Bennof	7,250	—	$12.77	1/29/2011 (14)	—		—	—	—
	33,332	—	$3.30	1/29/2011 (14)
	15,000	—	$8.00	1/29/2011 (14)
	15,000	—	$9.06	1/29/2011 (14)
	16,668	—	$3.66	1/29/2011 (14)
	18,000	—	$5.68	1/29/2011 (14)
	50,000	—	$7.18	1/29/2011 (14)
Total	192,750	—			—		—	—	—

(1)
The SXC Health Solutions Corp. Amended and Restated Stock Option Plan allowed for grants to be made in both Canadian and U.S. dollars. Prior to May, 2007 stock options were granted in Canadian dollars, with subsequent grants in U.S. dollars. For this table, all exercise prices for grants prior to May 2007 were converted to U.S. dollars using an exchange rate as of December 31, 2010 of 1.0002.

(2)	This option was granted on March 4, 2005 and, pursuant to the terms of the option grant, this option vested in one fourth increments on each grant date anniversary in 2006, 2007, 2008, and 2009 each vested increment expires five years from the vest date.

(3)
This option was granted on March 19, 2004 and, pursuant to the terms of the option grant, this option vested in one fourth increments on each grant date anniversary in 2005, 2006, 2007, and 2008 each vested increment expires five years from the vest date.

(4)
This option was granted on March 8, 2006 and, pursuant to the terms of the option grant, this option vested in one fourth increments on each grant date anniversary in 2007, 2008, 2009, and 2010 each vested increment expires five years from the vest date.

(5)	This option was granted on May 16, 2007 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(6)	This option was granted on September 5, 2007 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(7)	This option was granted on March 17, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(8)	This option was granted on March 10, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(9)	This option was granted on August 11, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(10)	This option was granted on September 16, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(11)	This option was granted on June 4, 2009 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(12)	This option was granted on March 10, 2010 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(13)	This option was granted on September 7, 2010 and, pursuant to the terms of option grant, will vest in one-fourth increments on each grant date anniversary.

(14)	The amount of options unexercised as of December 31, 2010 will expire 90 days from the termination date or January 29, 2011.

(15)
This amount consists of 18,244 RSUs and 21,560 RSUs granted on June 4, 2009 and March 10, 2010, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Thierer is still employed by the Company on the vesting date.

(16)
This amount consists of 7,332 RSUs and 8,800 RSUs granted on June 4, 2009 and March 10, 2010, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Park is still employed by the Company on the vesting date.

(17)
This amount consists of 5,100 RSUs and 4,000 RSUs granted on June 4, 2009 and March 10, 2010, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Romza is still employed by the Company on the vesting date.

(18)
This amount consists of 2,318 RSUs and 1,320 RSUs granted on June 4, 2009 and March 10, 2010, respectively, that vest in one-fourth increments on each grant date anniversary; provided that, in each case, Mr. Berman is still employed by the Company on the vesting date.

(19)
This amount consists of RSUs granted on September 7, 2010, that vest in one-fourth increments on each grant date anniversary; provided that Mr. Saban is still employed by the Company on the vesting date.

(20)
The amounts reported in this column assume the associated performance targets will be met at the maximum achievement level of performance-based RSUs granted on June 4, 2009 and March 10, 2010, and in the case of Mr. Saban, September 7, 2010. The awards granted in 2009 and 2010 are scheduled to vest on December 31, 2011 and December 31, 2012, respectively. The amounts are reported assuming the performance targets will be met at the maximum level as the Company has performed above the target performance objectives for each individual period in the cumulative EPS for each fiscal year end in the respective three-year performance periods for the 2009 and 2010 award grants. The 2009 and 2010 grants at maximum levels were as follows: Mr. Thierer 2009 - 72,972, 2010 - 64,680; Mr. Park 2009 - 29,328, 2010 - 26,400; Mr. Romza 2009 - 20,400, 2010 - 10,160; and Mr. Berman 2009 - 9,270, 2010 - 3,960, and. in the case of Mr. Saban, his grant at the maximum level was 29,400 and will vest on December 31, 2012.

2010 Option Exercises

The following table sets forth the stock options exercised and vesting of RSUs for each NEO during the fiscal year ended December 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Thierer	690,104	$18,719,000	6,080	$217,000
Jeffrey Park	259,250	$7,246,000	2,444	$87,000
John Romza	61,666	$2,202,000	1,700	$61,000
Joel Saban	—	—	—	—
Clifford Berman	12,500	$350,000	772	$27,000
Mike Bennof	51,334	$1,753,000	6,234	$259,000

2010 Nonqualified Deferred Compensation

The following table provides information regarding our nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Mark Thierer	—	—	$13,000	—	$89,000
Jeffrey Park	—	—	—	—	—
John Romza	$82,000	—	$11,000	—	$142,000
Joel Saban	—	—	—	—	—
Clifford Berman	—	—	—	—	—
Mike H. Bennof	—	—	$13,000	—	$81,000

(1)	These amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the “Summary Compensation Table.”

(2)	Of the aggregate balance at last fiscal year end $76,000, $49,000 and $68,000 was reported in the prior year proxy for Mr. Thierer, Mr. Romza and Mr. Bennof, respectively.

Effective as of January 1, 2009, the Company established a deferred compensation plan (the “Deferred Compensation Plan”) for the purpose of providing certain employees an opportunity to defer compensation on a pre-tax basis. Employees eligible to participate in the Deferred Compensation Plan are selected by the sole discretion of a Plan Committee appointed by the Board of Directors of the Company.

Eligible employees who elect to participate in the Deferred Compensation Plan may defer up to 100% of annual base salary and up to 100% of incentive compensation and other compensation, fees and retainers. Participants in the Deferred Compensation Plan may make an investment preference election with the Plan Committee to express their investment category preferences in which their deferrals will be invested. A variety of investment options are available in an array of asset classes, offering the opportunity for diversification. The investment crediting choices are mutual funds available through variable insurance products. Plan participant's earnings are based on the gains and losses from the participant's selected funds. The Company does not match any contributions made by the plan participants, nor does it provide additional earnings on the contributions made.

Each plan year's deferral balance may have a separate distribution schedule determined by the Deferred Compensation Plan participant. Distributions are taxable as ordinary income when received. Deferred Compensation Plan participants may elect to receive a plan year deferral balance at a specified future date while employed (scheduled in-service withdrawal) and/or at termination, as defined in the Deferred Compensation Plan.

Potential Payments upon Termination or Change of Control

The estimated payments to each NEO triggered in the event of an involuntary termination without cause, retirement, death, disability, involuntary termination with cause and voluntary termination, as well as in the event of a change of control of the Company with and without a termination of employment on December 31, 2010, are set forth in the table below.

Summary of Potential Payments upon Termination (Fiscal Year 2010)

Name	Termination Scenario	Equity Awards($)(1)	Severance Pay ($)	Other ($)(5)		Total ($)
Mark Thierer (2)	Termination for Cause	—	—	—		—
	Death or Total Disability	$14,073,000	—	—		$14,073,000
	Termination without Cause	$14,073,000	1,710,000	35,000		$15,818,000
	Resignation for Good Reason	$14,073,000	1,710,000	35,000		$15,818,000
	Termination following Change of Control	$14,101,000	2,550,000	7,227,000	(6)	$23,878,000
Jeffrey Park (3)	Termination for Cause	—	—	—		—
	Death or Total Disability	$4,974,000	—	—		$4,974,000
	Termination without Cause	$4,974,000	1,098,000	35,000		$6,107,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$4,987,000	1,098,000	2,229,000	(6)	$8,314,000
John Romza (4)	Termination for Cause	—	—	—		—
	Resignation, Death, or Total Disability	$857,000	—	—		$857,000
	Termination without Cause	$467,000	270,000	—		$737,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$3,099,000	716,000	—		$3,815,000
Clifford Berman (4)	Termination for Cause	—	—	—		—
	Resignation, Death, or Total Disability	$366,000	—	—		$366,000
	Termination without Cause	$210,000	235,000	—		$445,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$1,627,000	470,000	—		$2,097,000
Joel Saban (4)	Termination for Cause	—	—	—		—
	Resignation, Death, or Total Disability	$669,000	—	—		$669,000
	Termination without Cause	$249,000	300,000	—		$549,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	$942,000	795,000	—		$1,737,000
Mike H. Bennof (7)	Termination for Cause	—	—	—		—
	Resignation, Death, or Total Disability	—	—	—		—
	Termination without Cause	$199,000	489,000	—		$688,000
	Resignation for Good Reason	—	—	—		—
	Termination following Change of Control	—	—	—		—

(1)
Amounts in these columns reflect the equity values to be received upon a termination or a change of control calculated in accordance with the NEO's employment agreement or the equity award agreement, as applicable. In the case of RSU grants, the equity value was determined by multiplying the closing price of $42.86 per share on December 31, 2010 by the number of unvested RSUs that would vest upon a change of control or following termination. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $42.86 per share on December 31, 2010 and (ii) the number of unvested option shares that would vest following termination or upon a change of control.

(2)	The calculation with respect to unvested equity awards reflects the following additional assumptions under Mr. Thierer's equity award agreements or employment agreement, as applicable:

Event	Unvested Stock Options	Unvested RSUs (Time-Based Vesting)	Unvested RSUs (Performance-Based Vesting)
Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Termination Arising Out of a Change of Control (as defined in the employment agreement)	Vest in full.	Vest in full.	Vest at “target” achievement level.
Disability or Death	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Termination Without Cause	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Resignation for Good Reason	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(3)	The calculation with respect to unvested equity awards reflects the following additional assumptions under Mr. Park's equity award agreements or employment agreement, as applicable:

Event	Unvested Stock Options	Unvested RSUs (Time-Based Vesting)	Unvested RSUs (Performance-Based Vesting)
Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Termination Arising Out of a Change of Control (as defined in the employment agreement)	Vest in full.	Vest in full.	Vest at “target” achievement level.
Disability or Death	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Termination Without Cause	Vest in full.	Vest in full.	Vest based on actual performance to date of termination.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(4)	The calculation with respect to unvested equity awards reflects the following additional assumptions under the NEO's equity award agreements or employment agreement, as applicable:

Event	Unvested Stock Options	Unvested RSUs (Time-Based Vesting)	Unvested RSUs (Performance-Based Vesting)
Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Disability or Death	Forfeit.	Vest in full.	Vest based on actual performance to date of termination.
Termination Without Cause	Forfeit.	Forfeit.	Vest based on actual performance to date of termination.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(5)
Pursuant to the agreements, the Company will make payment of COBRA insurance continuation benefits on behalf of Messrs. Thierer and Park, their spouses and dependents for 18 months following termination totaling an estimated $35,000 for each executive.

(6)
Except as provided in footnote (5), these payments represent gross-up payments for the excise tax incurred under Section 4999 of the Internal Revenue Code of 1986, as amended. These amounts are provided for in the employment agreements with the executives and were calculated in accordance with Sections 280G and 4999 of the Internal Revenue Code. The tax gross-up calculations assume a blended effective tax rate of approximately 37% and a 20% excise tax incurred on excess parachute payments. These amounts are estimates and subject to change.

(7)
Amounts represent payments due to Mr. Bennof per the terms of his Separation Agreement and the value of 4,534 performance-based RSUs which vested upon its termination in accordance with his Stock Compensation Agreements. In the case of the performance-based RSUs, which vested upon his termination, the equity value was determined by multiplying the closing price of $43.79 per share on December 13, 2010 times the number of performance-based RSUs which vested.

Under the employment agreements, a change of control is generally defined to include (i) the acquisitions by someone other than the Company of more than 50% of the voting power of the outstanding common shares, (ii) the approval of a merger, consolidation, recapitalization, reorganization, reverse stock split or consummation of any other corporation transaction requiring shareholder approval other than a transaction that would result in at least 75% of the total voting power continuing to be held by at least 75% of the Company's shareholders prior to such corporate transaction, or (iii) shareholder approval of a complete liquidation of the Company or an agreement for the sale of all or a substantial portion of the assets of the Company. Under Messrs. Thierer's and Park's employment agreements, a Termination Arising Out of a Change of Control is generally defined as the resignation of the executive, termination by the Company for cause, or a termination by the Company without cause within 12 months of a change of control. Under the employment agreements for Messrs. Romza, Saban and Berman a Termination Arising Out of a Change of Control generally occurs if the executive is not offered or retained in his current or a comparable position.

Under the equity award agreements, a change of control is generally defined to include (i) the acquisition by a person or entity of 50% of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions; (ii) an unapproved change in a majority of the Board members; (iii) certain corporate restructurings, including certain mergers or consolidations; and (iv) the consummation of a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company, subject to certain exceptions.

Under Mr. Thierer's employment agreement, a resignation for good reason is generally defined as a voluntary termination within 90 days after the Company's breach of the employment agreement, the executive is assigned duties that are inconsistent with his position or significantly diminish his responsibilities, the relocation of the executive or the material diminution of executive's annual base compensation.

Please see the narrative following the Summary Compensation Table and Grants of Plan-Based Awards Table above for a description of the terms of employment agreements the Company has entered into with each NEO as well as the material terms of the 2010 long-term incentive awards.

Compensation of Directors
In 2009, the Compensation Committee engaged The Delves Group to review and make recommendations on Board compensation. The Delves Group reviewed market survey data, as well as a peer group analysis identified in the “Compensation Discussion and Analysis” section of this Proxy Circular and Proxy Statement. Based on the results of that analysis, the Compensation Committee recommended a new director compensation package, which was approved by the Board of Directors effective March 11, 2009.
In accordance with the director compensation package, each non-management director receives an annual retainer of $35,000, a fee of $25,000 for the Chairman of the Board, a fee of $15,000 for the Chairman of the Audit Committee, a fee of $10,000 for the Chairman of the Compensation Committee, a fee of $7,000 for each audit committee member, and a fee of $5,000 for each compensation committee member. Directors will also be reimbursed for travel expenses incurred in connection with their respective attendances. In addition, each non-management director receives an annual grant of 3,000 RSUs, which vest in one-fourth increments annually on each grant date anniversary. Directors who are also members of management do not receive director's fees.

Effective March 9, 2011 the director compensation package has been amended to provide each non-management director with an annual retainer of $50,000, a fee of $60,000 for the Lead Independent Director, a fee of $20,000 for the Chairman of the Audit Committee, a fee of $15,000 for the Chairman of the Compensation Committee and a fee of $5,000 for each audit, compensation, nominating and governance committee members, respectively.

The following table sets forth the compensation paid to the directors of the Company during the fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash	Equity Awards Value (1)	Total Compensation
Terrence Burke	$65,000	$90,750	$155,750
Steven D. Cosler	$45,000	$90,750	$135,750
William J. Davis	$42,000	$90,750	$132,750
Anthony R. Masso	$40,000	$90,750	$130,750
Philip R. Reddon(2)	$50,000	$90,750	$140,750
Curtis J. Thorne	$42,000	$90,750	$132,750

(1)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for more information on the relevant assumptions used in calculating these amounts.

(2)
Mr. Reddon is an officer of Covington Capital Corporation, which manages or advises various funds which beneficially owns common shares of the Company. Due to this relationship, Mr. Reddon passes any fees received from the Company directly to Covington Capital Corporation.

The aggregate number of equity awards outstanding as of December 31, 2010 for each of the directors noted above are as follows:

Name	Aggregate Option Awards Outstanding (#)	Aggregate RSU Awards Outstanding (#)
Terrence C. Burke	22,500	7,200
Steven D. Cosler	10,000	7,200
William J. Davis	25,000	7,200
Anthony R. Masso	25,000	7,200
Philip R. Reddon (1)	10,000	7,200
Curtis J. Thorne	25,000	7,200

(1)
Mr. Reddon is an officer of Covington Capital Corporation, which manages or advises various funds which beneficially owns common shares of the Company. Due to this relationship, Mr. Reddon disclaims ownership of any of these awards, and passes any awards received from the Company directly to Covington Capital Corporation.

2. Confirmation of Amendment to Amended and Restated Bylaws

The Board of Directors previously has adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), which increases the quorum for shareholder meetings from not less than 25 percent of the outstanding common shares of the Company entitled to vote at the meeting to 33 1/3 percent of the outstanding common shares of the Company, present in person or by proxy. The Company's shareholders are being asked to approve the adoption of the Bylaw Amendment. The Company is undertaking the Bylaw Amendment to comply with Rule 5620(c) of the Nasdaq Stock Market, which requires that a listed company's by-laws must provide for a quorum at meetings of shareholders of at least 33 1/3 percent of the outstanding shares of common voting stock of such listed company. In addition, the Board of Directors believes that it is good corporate governance and in the best interest of the Company to amend its quorum requirement to increase the number of issued and outstanding common shares which must be present in person or by proxy at a meeting or adjourned meeting.

As amended, the relevant provision of the Amended and Restated Bylaws reads as follows:
3.5    Quorum. At all meetings of the shareholders of the Corporation, the holders of 33 1/3 percent of the outstanding common shares of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of any business, except where otherwise required by law, provided that there must be at least two shareholders present in person. If such a quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting or shareholders entitled to cast a majority of the votes entitled to be cast thereat, present in person or by proxy, shall have power to adjourn the meeting to another place, date or time.

Prior to being amended as set forth above, the relevant quorum provision of the Amended and Restated Bylaws read as follows:
3.5     Quorum. A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than 25% of the outstanding shares of the Corporation entitled to vote at the meeting.

Pursuant to Section 103(2) of the Canada Business Corporations Act, the Board of Directors must submit the adoption of the Bylaw Amendment to the Meeting for confirmation by shareholders. The Bylaw Amendment will cease to be in force if it is not confirmed by the shareholders at the Meeting.

The proposal relating to the Bylaw Amendment must be confirmed by a majority of the shares present in person or by proxy at the Meeting and entitled to vote on such proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BYLAW AMENDMENT.

3. Approval of the Amendment to the SXC Health Solutions Corp. Long-Term Incentive Plan

General

Effective on March 11, 2009, the Board of Directors of the Company adopted the SXC Health Solutions Corp. Long-Term Incentive Plan (the “LTIP”), which was approved by the shareholders of the Company at the Annual and Special Meeting of Shareholders on May 13, 2009. On March 9, 2011, the Compensation Committee and the Board of Directors approved an amendment to the LTIP, subject to shareholder approval at the Meeting, to increase the number of common shares available under the LTIP, as described below.

The LTIP provides for the grant of stock option awards, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards to eligible persons, including executive officers and directors of the Company. The purpose of the LTIP is to advance the interests of the Company by attracting and retaining high caliber employees and other key individuals who perform services for the Company, a subsidiary or an affiliate; align the interests of the Company's shareholders and recipients of awards under the LTIP by increasing the proprietary interest of such recipients in the Company's growth and success; and motivate award recipients to act in the best long-term interest of the Company and its shareholders. The LTIP replaced the SXC Health Solutions Corp. Amended and Restated Stock Option

Plan (the “Option Plan”), and no further grants or awards have been issued under the Option Plan. The LTIP provides for a maximum of 2,140,000 common shares of the Company to be issued in addition to the common shares that remain available for issuance or which underlie options that expire or terminate under the Option Plan.

Proposed Amendment

At the Meeting, shareholders will be requested to approve an amendment to the LTIP (the “LTIP Amendment”), which would increase by 1,800,000 the number of common shares available for issuance under the LTIP. As of March 16, 2011, 370,307 common shares remained available for issuance under the LTIP.

As the Company grows, it needs to continue to attract and retain high-caliber directors, executives and employees, contractors and consultants. The Board of Directors considers stock-based awards to be a competitive element in the Company's compensation structure. The Board of Directors believes that the increased maximum number of shares under the LTIP is desirable in order to permit the Company to continue to accomplish the purposes of the LTIP and to provide for future grants of stock-based awards.

The following summary of the LTIP Amendment and the LTIP is qualified in its entirety by reference to the complete text of the LTIP Amendment and the LTIP. Copies of the LTIP Amendment and the LTIP, as amended and restated, are attached to this Proxy Circular and Proxy Statement as Appendices A and B, respectively. Approval of the proposal relating to the LTIP Amendment requires the affirmative vote of the holders of a majority of the common shares present in person or by proxy at the Meeting and entitled to vote on such proposal. Should shareholder approval of the proposal not be obtained, the LTIP will continue in effect, and awards relating to the remaining common shares under the LTIP will continue to be made until all the common shares available for issuance under the LTIP have been issued.
The Board of Directors recommends a vote “FOR” the approval of the LTIP Amendment.

Summary of the Company's Long-Term Incentive Plan

Purpose

The LTIP allows the Company to provide employees, consultants and non-employee members of the Board of Directors who are selected to receive awards under the LTIP the opportunity to acquire an equity interest in the Company. The Board of Directors believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to the Company.

Key Provisions

The following is a summary of the key provisions of the LTIP:

Plan Effective Date: The LTIP became effective on March 11, 2009
Plan Termination Date: 10 years
Eligible Participants: Employees (including the Company's executive officers) and consultants of the Company or an affiliate of the Company and non-employee directors of the Company (of which there were six as of the date of this proxy circular and proxy statement), as the Compensation Committee may select from time to time. It is anticipated that approximately 104 employees of the Company and its affiliates, including all of the Company's executive officers, are or will be eligible to receive awards under the LTIP.
Award Types:

1.	Stock options

2.	Stock appreciation rights

3.	Restricted stock, Restricted stock units

4.	Performance awards

5.	Other Stock-Based Awards
Vesting: Determined by Compensation Committee
Not Permitted: Repricing of stock options, discount stock options
No Liberal Share Counting: The LTIP provides that the plan share limit will not be increased by shares delivered or withheld to pay the exercise price of awards or to pay tax withholding obligations, nor will it be increased on account of the exercise of a stock appreciation right or if the Company repurchases shares with the proceeds from the exercise of an award

The granting of awards under the LTIP is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Shares Authorized

Prior to the LTIP Amendment, 370,307 shares (subject to adjustment in the event of stock splits and other similar events, as described below) were available for issuance under the LTIP. The additional 1,800,000 shares requested under the LTIP represent approximately 3% of the total number of outstanding common shares of the Company as of March 16, 2011. Any shares that are subject to stock options or stock appreciation rights granted under the LTIP are counted against this share limit as one share for every one share granted. Any full-value awards (i.e., any awards other than stock options or stock appreciation rights) granted under the LTIP are counted against this share limit as 1.79 shares for every one share granted.

Awards

Awards under the LTIP may be either performance-based and designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or discretionary. Subject to the LTIP limits, the Compensation Committee has the discretionary authority to determine the size of an award and whether it is subject to performance-based requirements. The Compensation Committee may award stock options (including nonqualified options and incentive stock options), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, or other stock-based awards, or any combination thereof.

Adjustments

In the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend) or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the common shares, the Compensation Committee, in its discretion, adjusts the number and kind of shares granted under the LTIP, the number, class and kind of shares subject to awards and the exercise price of outstanding stock options. In September 2010, the Board of Directors declared a stock dividend on the issued and outstanding common shares of the Company to effect a two-for-one stock split, which was distributed on September 17, 2010 to shareholders of record as of the close of business on September 14, 2010. In connection therewith, the Board of Directors approved certain adjustments relating to the LTIP, including the following: (i) doubling the total number of common shares available under the LTIP; (ii) doubling the number of common shares subject to outstanding options granted under the LTIP and dividing by two the exercise price of each such option; (iii) doubling the number of common shares subject to outstanding restricted stock unit awards granted under the LTIP (it being understood that these additional common shares were counted as 1.79 shares for every one common share for the purpose of determining the number of remaining common shares available under the LTIP); (iv) dividing by two the cumulative earnings per share targets in outstanding performance-based restricted stock unit awards granted under the LTIP; and (v) doubling the per-participant limitations on the number of common shares subject to outstanding awards granted under the LTIP. All share amounts presented in this Proxy Circular and Proxy Statement have been adjusted to reflect this stock split.

Stock Options

Optionees receive the right to purchase a specified number of common shares at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the LTIP is not less than the fair market value of the common shares on the date of grant, and the fair market value equals the per share closing price of the common shares as reported on the Nasdaq Stock Market on the date of grant (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). No stock option is exercisable more than seven years after the date it is granted. The Compensation Committee determines at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, common shares owned by the participant, withholding shares otherwise issuable with the consent of the Compensation Committee or by a combination of the foregoing. Incentive stock options may not be granted to any person who is not an employee of the Company or any parent or subsidiary, as defined in Section 424 of the Code. All incentive stock options must be granted within ten years of the date the LTIP was adopted by the Board of Directors.

Stock Appreciation Rights

A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at the election of the Company, either cash or common shares with a value equal to the difference between the fair market value of a common share on the date the SAR is exercised and the exercise price of the SAR. The exercise price of SARs granted under the LTIP may not be less than the fair market value of the common shares on the date of grant, and the fair market value equals the per share closing price of the common shares as reported on the Nasdaq Stock Market on the date of grant (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). SARs may be granted without regard to any option or other award under the LTIP or in conjunction with all or part of any option granted under the LTIP. Subject to adjustment provisions included in the LTIP for changes in the Company's capital stock, the repricing or discounting of SARs is expressly prohibited under the LTIP. No SAR is exercisable more than seven years after the date it is granted. The period during which stock appreciation rights may be exercised is determined by the Compensation Committee. SARs will become exercisable at such time and in such installments as the Compensation Committee determines. At exercise, the holder must surrender the stock appreciation right.
Restricted Stock and Restricted Stock Units

Restricted stock awards entitle recipients to acquire common shares, subject to forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established in such award. Restricted stock unit awards entitle the recipient to receive common shares to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Compensation Committee may determine. Restricted stock awards and restricted stock unit awards are subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by the Compensation Committee. Unless otherwise set forth in the award agreement, the holder of a restricted stock award has all rights as a shareholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common shares; provided, however, that a distribution with respect to common shares is deposited with the Company and is subject to the same restrictions as the common shares with respect to which such distribution was made. Prior to the settlement of a restricted stock unit award, the holder of such award does not have any rights as a shareholder of the Company with respect to the common shares subject to such award, except to the extent that the Compensation Committee grants dividend equivalents on restricted stock unit awards that are settled in common shares. Restricted stock awards and restricted stock units vest at such times and in such installments as the Compensation Committee determines.
Performance Awards

Performance grants are awards whose final value, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by the Compensation Committee. Performance measures that may be used include one or more of the following: revenue growth; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; attainment of strategic and operational initiatives; market share; gross profits; and/or comparisons with various stock market indices of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Such criteria and objectives may relate to results obtained by the individual, the Company, a subsidiary, an affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, common shares, restricted stock, restricted stock units or a combination thereof, as specified by the Compensation Committee.
Other Stock-Based Awards

Under the LTIP, the Board of Directors has the right to grant other awards of common shares or awards otherwise based upon common shares or other property, including without limitation performance awards that may be paid in cash, common shares, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

Transferability

Except as otherwise authorized by the Compensation Committee, no awards and no common shares that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, unless otherwise specified in the award agreement, as long as the participant continues employment with or service to the Company, the participant may, subject to certain limitations in the LTIP, transfer, subject to applicable law, awards to a family member or a trust, foundation or other entity in which the participant or a family member of the participant owns more than fifty percent of the voting interests or controls the management of assets.

Change in Control

An award agreement may provide that, upon the occurrence of a change in control (as defined in the award agreement), (a) stock options and stock appreciation rights outstanding as of the date of the change in control will become exercisable in full or part, (b) restrictions and deferral limitations on restricted stock and restricted stock units lapse and the restricted stock and restricted stock units become free of all restrictions and limitations and become vested, (c) the performance period applicable to any outstanding performance awards will lapse and the performance criteria applicable to any outstanding performance award will be deemed to be satisfied at the target or other level, and (d) the restrictions and deferral limitations and other conditions applicable to any other stock-based awards or any other awards will lapse, and such other stock-based awards or such other awards will become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the award agreement.

Termination of Employment

The Compensation Committee determines the period of time for which any awards under the LTIP continue to be exercisable and the terms of exercise upon termination of a participant's employment or service with the Company or its affiliate, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. All terms and conditions pertaining to the treatment of awards under the LTIP upon termination of a participant's employment are specified in the participant's award agreement.

Maximum Awards

For an award to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, the maximum aggregate number of common shares with respect to which stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards or other stock-based awards may be granted to any individual during a calendar year is 300,000. The maximum amount of cash payable during a calendar year to any person in connection with a performance award is $2,000,000. Non-employee directors of the Company may not, in the aggregate, be granted awards at any time during the term of the LTIP with respect to more than one percent (1%) of the total number of outstanding common shares of the Company. In addition, the maximum dollar value payable to any non-employee director, in any 12-month period with respect to awards, is $100,000 and, during the term of the LTIP with respect to awards, is $1,000,000.

Insiders

The LTIP limits insider participation such that the number of common shares reserved for issuance and issuable within a one-year period to insiders, under the LTIP and any other equity-based compensation arrangement of the Company, does not exceed 10% of the issued and outstanding common shares. In addition, the number of common shares which may be issued within a one-year period to any one insider, under the LTIP and any other equity-based compensation arrangement of the Company, may not exceed 5% of the issued and outstanding common shares. Under the rules of the Toronto Stock Exchange, “insiders” include directors and officers of the Company, holders of more than 10% of the Company's voting securities and affiliates or associates thereof.

Administration

The LTIP is administered by the Compensation Committee or such other committee appointed by the Board of Directors comprised entirely of “non-employee” directors within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee is currently comprised of three directors, each of whom the Board of Directors has determined has no material relationship with the Company and is otherwise independent under the rules of the Nasdaq Stock Market and the Toronto Stock Exchange. Each current member of the Compensation Committee also meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code and “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee selects the employees of the Company who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the LTIP and establish, amend and rescind any rules relating to the LTIP. The Compensation Committee may delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company.

Amendments

The Board of Directors may at any time terminate, alter, amend or suspend the LTIP as it deems advisable, and, subject to certain limitations in the plan, the Board of Directors may amend outstanding awards under the LTIP in any manner as it deems advisable in its sole discretion, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the Nasdaq Stock Market and the Toronto Stock Exchange, provided that the Board of Directors may not amend the LTIP in any manner that would result in noncompliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and, provided further, that the Board of Directors may not amend the LTIP in any way that materially impairs the rights of a participant under any award previously granted without the participant's consent. Without limiting the generality of the foregoing, the Board of Directors may make the following amendments to the LTIP without obtaining shareholder approval: (a) amendments to the terms and conditions of the LTIP necessary to ensure that the LTIP complies with the applicable regulatory requirements, including, without limitation, the rules of the Nasdaq Stock Market and the Toronto Stock Exchange, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and applicable tax laws and regulations; (b) amendments to the provisions of the LTIP respecting administration of the LTIP and eligibility for participation under the LTIP; (c) amendments to the provisions of the LTIP respecting the terms and conditions on which awards may be granted pursuant to the LTIP, including the provisions relating to the exercise price, the term and the vesting schedule; and (d) amendments to the LTIP that are of a “housekeeping” nature. Notwithstanding the foregoing, the LTIP provides that no action may be taken by the Board of Directors (except those described earlier under the heading “Adjustments”) without the approval of the shareholders if the amendment would (a) increase the number of shares that may be the subject of awards under the LTIP, (b) expand the types of awards available under the LTIP, (c) materially expand the class of persons eligible to participate in the LTIP, (d) amend the provision of the LTIP that prohibits re-pricing of options, (e) increase the maximum permissible term of any option beyond 7 years, (f) increase the term or reduce the exercise price of any award granted to any participant beyond its original expiry or exercise price, (g) amend any of the Code Section 162(m) provisions of the LTIP or any provision establishing limitations on grants to individual participants, (h) amend the provision of the LTIP that prohibits the transfer of awards other than by will or the laws of descent and distribution, or (i) amend the provision of the LTIP regarding amendments. In addition, no amendments to, or termination of, the LTIP will in any way materially impair the rights of a holder of an outstanding award without the consent of such holder.

Award Agreements

The specific terms of any awards, including such items as vesting periods and treatment of the award upon a change of control or termination of employment, is determined by the Compensation Committee and set forth in the applicable award agreement.

Stock Awards under the LTIP Table

The following table sets forth the number of stock options and restricted stock units, including performance-based restricted stock units that have been granted to the listed individuals or groups under the LTIP since its inception until March 9, 2011. For grants awarded to our named executive officers in 2010, please see “Executive Compensation-2010 Grants of Plan-Based Awards Table.” Any other future awards to be received by an individual or group under the LTIP are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the Compensation Committee.

Name and Position	Stock Options	Restricted Stock Units (1)
Mark A. Thierer	208,112	193,384
President and Chief Executive Officer
Jeffrey Park	84,614	78,784
Executive Vice President, and Chief Financial Officer
John Romza	47,560	39,560
Executive Vice President, Research and Development and Chief Technology Officer
Joel Saban	44,160	39,560
Executive Vice President, Pharmacy Operations
Clifford Berman	22,332	17,290
Senior Vice President, General Counsel and Corporate Secretary
Mike Bennof	39,560	30,560
Executive Vice President, Healthcare Information Technology
All Current Executive Officers	406,778	368,578
All Current Directors Who Are Not Executive Officers	—	67,350
All Employees (Other Than Current Executive Officers)	313,710	322,380

(1)	Includes both time-based and performance-based restricted stock units assuming the associated performance targets will be met at the maximum achievement level.

On March 16, 2011, the closing sale price of the Company's common shares, as reported on the Nasdaq Stock Market and the Toronto Stock Exchange, was $49.63 per share and Cdn$49.31 per share, respectively.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a general summary of the U.S. federal income tax consequences of equity awards under the LTIP granted to participants resident in or otherwise subject to U.S. federal income tax. The summary is based on current U.S. federal income tax law, and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of such awards in the United States, Canada or elsewhere.

A participant to whom a nonqualified stock option is granted recognizes no income at the time of the grant. When the participant exercises a nonqualified stock option, he or she generally recognizes ordinary income equal to the excess, if any, of the fair market value of the common shares received at such time over the exercise price.

A participant to whom an incentive stock option which qualifies under Section 422 of the Internal Revenue Code is granted generally recognizes no income at the time of grant or at the time of exercise, except for purposes of the alternative minimum tax. If a participant sells the common shares received upon exercise of an incentive stock option more than one year after exercise and more than two years after the date of grant of such incentive stock option, he or she normally recognizes a long-term capital gain or loss as of the date of the sale equal to the difference, if any, between the sale price of such shares at such time and the exercise price. If the participant does not hold the shares for this required holding period, then when he or she sells such shares (a “disqualifying disposition”) the participant recognizes ordinary compensation income equal to the lesser of (i) the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the sale price over the exercise price. Any other gain or loss on such sale (in addition to the ordinary income mentioned above), is normally capital gain or loss. In order to obtain incentive stock option treatment for federal income tax purposes, the participant (A) must be an employee of the Company, a subsidiary, or affiliate continuously from the date of grant until any termination of employment and (B) in the event of such a termination, must generally exercise an incentive stock option within three months after such termination (except in the case of death or disability).

The grant of stock appreciation rights normally does not result in taxable income to the participant. At the time of exercise, the participant normally recognizes ordinary compensation income in an amount equal to the cash and the fair market value of the common shares he or she receives in settlement of his or her stock appreciation rights.

A participant who receives common shares pursuant to a restricted stock award does not recognize any taxable income upon the receipt of such award, but recognizes taxable compensation income at the time the applicable restriction period lapses, in an amount equal to the fair market value of such shares at such time, unless the participant has made an election to recognize taxable compensation at the time of receipt of the award. Dividends paid prior to the vesting of a restricted stock award are included as compensation for federal income tax purposes when received, unless the participant has made an election to recognize taxable compensation at the time of receipt of the award, in which case the dividends are taxable as dividends for federal income tax purposes.

A participant to whom a restricted stock unit or performance grant award is made recognizes no taxable income at the time such award is made. The participant recognizes taxable income, however, at the time cash, common shares or other Company securities or property is paid to him or her pursuant to such award, and the amount of such income is the amount of such cash and the fair market value at such time of such shares, securities or property. Any dividend equivalents paid to a recipient with respect to his or her restricted stock unit or performance grant award is generally regarded for federal income tax purposes as compensation.

Any compensation includable in the gross income of a recipient who is an employee is subject to appropriate federal income tax withholding.

The company for which a participant is performing services is generally allowed to deduct amounts that are includable in the income of the participant as ordinary compensation income at the time such amounts are so includable, provided that the amounts qualify as reasonable compensation for personal services actually rendered. However, in the case of compensation that is not eligible for the performance-based exemption under Section 162(m) of the Internal Revenue Code, compensation payable pursuant to the LTIP to the Company's chief executive officer or any of the three other most highly paid executive officers, other than the chief financial officer, may not be deductible under Section 162(m) of the Internal Revenue Code to the extent such executive officer's annual compensation exceeds $1 million.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE LTIP AMENDMENT.

4. Non-binding Advisory Vote on Executive Compensation

The Company asks that you indicate your approval of the compensation of our NEOs as disclosed in this Proxy Circular and Proxy Statement under the heading “Executive Compensation.” The Company is providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The advisory vote on executive compensation is a non-binding vote on the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Circular and Proxy Statement. The advisory vote on executive compensation is not a vote on the Company's general compensation policies or the compensation of the Company's Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

Because your vote is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As disclosed under the heading "Compensation Discussion and Analysis", the Company designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. The goals of the Company's executive compensation program are to:

•	Motivate executives to achieve business objectives in order to maximize shareholder value over the long-term;

•	Attract and retain highly qualified executives to ensure that the long-term financial objectives of the Company are met; and

•	Provide incentives and reward each executive for his or her contributions to the Company

Consistent with these goals and also as disclosed in the Compensation Discussion and Analysis, the Board has developed and approved the following executive compensation philosophy to provide a framework for the Company's executive compensation program:

•
Base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practices at similar companies in the healthcare services and healthcare information technology markets;

•	Bonus and incentive programs should provide opportunity for significant increases in compensation based on meeting or exceeding pre-determined Company and individual performance targets;

•	A substantial portion of total long-term compensation should reflect performance on behalf of the Company's shareholders, as measured by increases in the value of the Company's shares; and

•
Compensation should be weighted to reflect the performance of the Company compared to its stated goals and relative to selected competitors taking into consideration, metrics such as, but not limited to, sales growth, margins and EPS growth.

Vote Required and Board Recommendation

If a quorum is present, in order to approve the non-binding advisory vote on executive compensation, a majority of the shares present in person or by proxy at the Meeting and entitled to vote on such proposal must vote in favor of it.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY CIRCULAR AND PROXY STATEMENT UNDER THE HEADING “EXECUTIVE COMPENSATION.”

5. Non-binding Advisory Vote on the Frequency with Which a Non-binding Advisory Vote on Executive Compensation Should be Held
Section 14A of the Exchange Act requires the Company to include in its proxy statement a non-binding advisory vote on executive compensation not less frequently than once every three years. Section 14A also requires the Company to include in its proxy statement this year a separate non-binding advisory vote regarding whether the non-binding advisory vote on executive compensation should be held every year, every two years or every three years. As noted above, Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act.
While the Company will continue to monitor developments in this area, the Board of Directors currently plans to seek an advisory vote on executive compensation every three years. The Board believes this approach would align more closely with the multi-year performance measurement cycle that the Company uses to reward long-term performance. It also would provide the Company with sufficient time to engage with shareholders to understand and respond to the vote results.
Stockholders are not voting to approve or disapprove of the Board's recommendation. Instead, the Proxy Card provides stockholders with four choices with respect to this proposal: (1) one year, (2) two years, (3) three years or (4) abstaining from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for the non-binding advisory vote on executive compensation to be held every three years.
Because your vote is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency with which the non-binding advisory vote on executive compensation will be held.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

6. Appointment of Independent Registered Public Accountants

KPMG LLP (“KPMG”) has been the Company's independent registered public accountant since 2008. At the Meeting, holders of the common shares will be requested to appoint KPMG as the independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed and to authorize the Board to fix KPMG's remuneration and terms of engagement. We expect that representatives of KPMG will attend the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
In addition to retaining KPMG to audit our financial statements, we engage them from time to time to perform other services. The table below shows the total fees billed by KPMG LLP for their services to us in 2010 and 2009:

Fee Type	2010	2009
Audit Fees (1)	$983,000	$1,241,000
Audit Related Fees (2)	113,000	373,000
Tax Fees	—	—
All other fees	—	—
Total	$1,096,000	$1,614,000

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company's annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audits of the effectiveness of internal control over financial reporting during fiscal 2010 and 2009.

(2)	Advice or professional services with respect to internal controls over financial reporting of the Company, the acquisition of MedfusionRx, LLC, and other matters.
The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of KPMG.
The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with that policy, the Audit Committee has given its pre-approval for the provision of all audit and review services to be performed by KPMG for 2011. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.
The Board of Directors and the Audit Committee recommend a vote “FOR” the appointment of KPMG as independent registered public accountants of the Company until the next annual meeting of shareholders or until a successor is appointed. In the absence of a contrary instruction, the persons designated in the enclosed form of proxy intend to vote FOR the appointment of KPMG as independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter that is available on www.sxc.com.
In the course of fulfilling its responsibilities during fiscal year 2010, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements for the year ended December 31, 2010;

•
discussed with representatives of the independent registered public accountants the matters required to be discussed by the statement on Auditing Standards No. 61,as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant's communications with the Audit Committee concerning independence; and

•	discussed with the independent registered public accountant its independence from the Company and management.
Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE
Philip R. Reddon, Chair
William J. Davis
Curtis J. Thorne
7. Other Matters
The Company knows of no other matters to be submitted to the shareholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the common shares they represent in accordance with their judgment on such matters.

Equity Compensation Plan Information
The following table gives information, as of December 31, 2010, about our common shares that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance, being the SXC Health Solutions Corp. Long-Term Incentive Plan, the SXC Health Solutions Corp. Amended and Restated Stock Option Plan, the SXC Health Solutions Corp. 2007 Employee Stock Purchase Plan, and the Amended and Restated 2000 Restricted Stock Grant Plan, which plan was formerly the National Medical Health Card Systems, Inc. 2000 Restricted Stock Grant Plan (the “NMHC Plan”). Following the completion of the Company's acquisition of NMHC in April 2008, SXC adopted the NMHC Plan for the limited purpose of granting to certain executives of NMHC who agreed to continue their employment with SXC subsequent to the acquisition an aggregate of 51,000 restricted stock units (“RSUs”) pursuant to section 613(c) of the TSX Company Manual. Upon TSX approval of SXC's adoption of the NMHC Plan for this purpose, on September 16, 2008, 51,000 RSUs were granted to NMHC executives. These RSUs vest in one-fourth increments on each grant date anniversary. No additional securities are available for grant pursuant to the NMHC Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Equity Awards	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plan approved by security
holders - Long-Term Incentive Plan (1)………………….	2,238,451	(1)	899,303
Equity compensation plan approved by security
holders - Employee Stock Purchase Plan (2)……………..	—	—	—
Equity compensation plan not approved by
security holders - restricted stock units (3)…………...…..	30,500	—	—

(1)
At December 31, 2010, the Company had outstanding 252,478 options denominated in Canadian dollars with a weighted average exercise price of C$5.49. There are 1,496,981 options outstanding that are denominated in U.S. dollars with a weighted average exercise price of $12.06. The remaining 488,992 securities outstanding are restricted stock units with a weighted average grant date fair value of $22.11.

(2)
On March 11, 2009, the Employee Stock Purchase Plan was amended to provide that all shares available thereunder would be acquired solely on the open market and there would be no further new issuances of shares.

(3)
Represents 30,500 restricted stock units (“RSUs”) granted to ten former NMHC employees on September 16, 2008, issued under a plan assumed by the Company in connection with the NMHC acquisition, in accordance with the rules of the Nasdaq Stock Exchange and Toronto Stock Exchange. No additional RSUs will be granted under this plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers file reports with the SEC indicating the number of our common shares that they beneficially owned when they became a director or executive officer and, after that, any changes in their beneficial ownership of our common shares. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. We have reviewed the copies of these reports that we have received and have also received and reviewed written representations of the accuracy of these reports from these individuals.

Based on these reports and representations, the Company believes that during 2010 our directors and executive officers complied with all Section 16(a) reporting requirements.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Overview

The Company's Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. Through the Corporate Governance Committee, the Board reviews, evaluates and modifies its governance program. The Board is satisfied that the Company's governance plan is consistent with legal and stock exchange requirements.
It is the policy of the Company that all disclosures made by the Company to its security holders and to the public generally should be accurate and complete in all material respects, should fairly present the Company's financial condition and the results and current status of its operations, and should be made on a timely basis as required by applicable law and stock exchange requirements.
Board of Directors
Independence
The Board considered all relevant facts and circumstances in assessing director independence and affirmatively determined that a majority of its members are independent, namely Terrence C. Burke, Steven D. Cosler, William J. Davis, Anthony R. Masso, Philip R. Reddon and Curtis J. Thorne are each independent as defined in the listing standards of the Nasdaq Stock Market and in the National Instrument 52-110, Audit Committees (“NI 52-110”). Mark Thierer, as an officer of the Company, is not considered to be an independent director.
There were no transactions, relationships or arrangements with respect to any independent director that required review by the Board for purposes of determining director independence, other than the Company's commercial agreement with Allscripts involving annual payments to Allscripts of less than 1% of Allscripts's annual revenue. Mr. Davis is currently the chief financial officer of Allscripts. The Board reviewed the commercial agreement and determined that the agreement did not affect Mr. Davis' status as an independent director of the Company.
During 2010, the Board of Directors and its committees met as necessary in the absence of the CEO and other members of management. Since the beginning of the fiscal year ended December 31, 2010, the independent directors of the Board held six such meetings. The Audit Committee also holds in camera sessions with only the external auditors present.
From December 31, 2008, through March 8, 2011, Mr. Burke served as the non-executive Chairman of the Board of Directors, and effective March 9, 2011, Mr. Thierer was appointed Chairman of the Board of Directors. The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company's business. Effective March 9, 2011, Mr. Cosler was appointed as Lead Independent Director due to Mr. Thierer's appointment as Chairman of the Board of Directors, which resulted in Mr. Thierer holding the joint role of Chairman and Chief Executive Officer. In appointing Mr. Thierer as Chairman of the Board, the independent directors have concluded that the most effective leadership structure for the Company at the present time is for Mr. Thierer to serve as both Chief Executive Officer and as Chairman of the Board. The Board made this determination in light of Mr. Thierer’s service to the Company and varied experiences within the Company’s industry, which allow him to bring to the Board a broad and uniquely well-informed perspective on the Company’s business, as well as substantial insight into the trends and opportunities that can affect the Company’s future. The Lead Independent Director is responsible for providing leadership to the Board when circumstances arise in which the joint role of the Chairman and Chief Executive Officer may have been, or may have been perceived to be, in conflict and chairing those Board sessions that were attended only by independent directors. The Company believes Mr. Thierer holding the joint role of Chairman and Chief Executive Officer is an appropriate structure as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans, and given the appointment of Mr. Cosler as the Lead Independent Director, as well as the high majority of the Board being comprised of independent directors. Additionally, the Board believes that having a Lead Independent Director as part of its leadership structure promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them.
The Board regularly devotes time during its meetings to review and discuss the significant risks facing the Company and management's process for identifying, prioritizing and responding to those risks. The Audit Committee assists the Board in discharging its duties with respect to risk assessment and risk management. In connection with the Audit Committee's review of all critical accounting policies and practices with the Company's external auditor and management, the Audit Committee reviews the impact on the Company of significant risks and uncertainties. In addition, pursuant to the Audit Committee Mandate, the Audit Committee must work with management to ensure that management has designed an effective system of internal controls and disclosure controls and procedures, which is a necessary component of the Company's risk management system. Finally, the Audit Committee is also responsible for the oversight of the Company's compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces.

Meeting Attendance
Since the beginning of the fiscal year ended December 31, 2010, the Board of Directors held seven meetings. All directors attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which they served, held during the period for which they were directors or committee members, respectively. We encourage, but do not require, our Board members to attend annual meetings of shareholders. Mr. Thierer attended our 2010 Annual Meeting of Shareholders. The following chart shows the attendance record of each director at such Board meetings:

Board Meeting Date	T. Burke	S. Cosler	W. Davis	A. Masso	P. Reddon	M. Thierer	C. Thorne
1/6/2010	X	X	X	X	X	X	X
3/10/2010	X	X	X	X	X	X	X
6/23/2010	X	X	X	X	X	X	X
7/31/2010	X	X	X		X	X	X
9/1/2010	X	X	X	X	X	X	X
11/26/2010	X	X	X	X	X	X	X
12/1/2010	X	X	X	X	X	X	X
X-Attended the meeting
Board of Directors' Written Mandate
The Board of Directors is responsible to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. The Board of Directors has adopted a written mandate to formalize their oversight responsibilities, a copy of which is attached to this Proxy Circular and Proxy Statement as Appendix C. The Board of Directors' mandate is fulfilled, either directly or indirectly, through the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. The Board of Directors also, from time to time, appoints ad-hoc committees to report to the Board of Directors on specific matters as they arise. In fulfilling its mandate, the Board of Directors, directly or through one of its committees, is responsible for the following:

•	the adoption of a strategic planning process for the Company, which includes the annual review of a business plan and budget presented by senior management;

•
the identification of the principal risks of the Company's business and ensuring the implementation of appropriate systems and management of these risks by undertaking thorough quarterly reviews of operations, sales, marketing and Audit Committee reports from management and by the Audit Committee reviewing the activities and findings of the Company's external auditors to identify the principal risks to the Company's business;

•	succession planning for the Company including the appointment, training and monitoring of senior management;

•	ensuring an appropriate communications policy for the Company is implemented; and

•	the integrity of the Company's internal control and management information systems.
Position Descriptions
Pursuant to the Board's written mandate, the Board is responsible for developing position descriptions for the Chairman of the Board, the Lead Independent Director, if any, and the Chairman of each Board committee. The following are descriptions of such positions:
Chairman of the Board
The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company's business.
Lead Independent Director
The Lead Independent Director's responsibilities are to facilitate the functioning of the Board independently of management, to ensure that directors have an independent contact on matters of concern to them and to ensure that the Board's agenda will enable it to successfully carry out its duties. In particular, the Lead Independent Director will provide leadership to the Board due to the same person holding the joint role of the Chairman and Chief Executive Officer and circumstances arise in which such joint role may be, or may be perceived to be, in conflict and chairs those Board sessions that are attended only by independent directors.
Chairman of the Audit Committee

The Chairman of the Audit Committee is responsible for overseeing the performance by the Audit Committee of its duties, for assessing the effectiveness of the Audit Committee and individual Audit Committee members and for reporting periodically to the Board.
Chairman of the Nominating Committee
The Chairman of the Nominating Committee is responsible for overseeing the performance by the Nominating Committee of its duties, for assessing the effectiveness of the Nominating Committee and individual Nominating Committee members and for reporting periodically to the Board.
Chairman of the Corporate Governance Committee
The Chairman of the Corporate Governance Committee is responsible for overseeing the performance by the Corporate Governance Committee of its duties, for assessing the effectiveness of the Corporate Governance Committee and individual Corporate Governance Committee members and for reporting periodically to the Board.
Chairman of the Compensation Committee
The Chairman of the Compensation Committee is responsible for overseeing the performance by the Compensation Committee of its duties, for assessing the effectiveness of the Compensation Committee and individual Compensation Committee members and for reporting periodically to the Board.
CEO Mandate
The Board of Directors has developed a written position description for the CEO. The CEO is specifically charged with the responsibility for managing the strategic and operational agenda of the Company and for the execution of the directives and policies of the Board of Directors. The roles and responsibilities of the CEO include, among other things:
(a)    developing, together with the Board of Directors, the Company's strategic direction and monitoring same;
(b)    directing the overall business operations of the Company;
(c)    ensuring that the Board of Directors is kept appropriately informed of the overall business operations of the Company and major issues facing the Company;
(d)    having ultimate accountability for the development and execution of the strategy and policies of the Company and their communication to the Company's key internal and external shareholders;
(e)    having responsibility for the day to day operations of the Company, including the annual planning process, capital management, financial management, acquisitions, divestitures, etc., all of which must be accomplished within the strategic framework of the Company established by the Board of Directors;
(f)    having the responsibility for the employment, compensation, job descriptions, performance assessment, leadership development and succession planning of human resources;
(g)    representing the Company to its major shareholders, including investment and financial communities, governments, customers and the public;
(h)    bringing the following material decisions to the Board of Directors for their review and approval:
(1)    disposition of assets or cancellation of debt other than in the ordinary and normal course of business;
(2)    acquisition or initiation of a new business or undertaking or the assumption of any commitment, obligation or liability other than in the ordinary and normal course of business;
(3)    issuance or sale of securities of the Company or rights, options or warrants to acquire securities of the Company;
(4)    redemption or repurchase of securities of the Company;
(5)    declaration or payment of a dividend or other distribution in respect of any securities of the Company;
(6)    any transaction, contract, agreement, undertaking or arrangement with a person with whom the Company does not act at arm's length; and
(i)    presenting to the Board of Directors any material business issues resulting from communications with shareholders.

Director Orientation and Continuing Education
New directors are provided with customized presentations, investor packages, product literature and director insurance information. The information and presentations are tailored for each director depending on their familiarity with the operations of the Company and the industry generally.
At each quarterly Board meeting, senior management provides the directors with an Audit Committee package and an in-depth presentation detailing the Company's most recent and historical financial results. In addition, the Company holds meetings for the Board of Directors at different company locations to maintain the Board's familiarity with the Company's operations. The Company has no formal policy of providing professional development courses to Board members; however, the Company does engage consultants on an as-needed basis to make presentations to the Board on matters relevant to the Company.
Ethical Business Conduct
The Company has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be obtained on our website at www.sxc.com. A copy of the Code of Business Conduct and Ethics can also be obtained, without charge, by contacting the Corporate Secretary at 2441 Warrenville Road, suite 610, Lisle, Illinois 60532-3642, tel. 1-800-282-3232. Any waiver of a requirement of our Code of Business Conduct and Ethics, if granted by the Company's Board or any Board committee, will be posted on our website at www.sxc.com. No waiver of any requirement of our Code of Business Conduct and Ethics was granted in 2010.
The Board is ultimately responsible for the implementation and administration of the Code of Business Conduct and Ethics and has designated a Compliance Officer for the day-to-day implementation and administration of the Code. In addition, the Company's Audit Committee has adopted a Whistleblower Policy establishing procedures for the submission of complaints and concerns regarding accounting, auditing and other matters.
Audit Committee
The Company has a separately designated Audit Committee that assists the Board of Directors in its oversight of our compliance with all applicable laws and regulations related to financial reporting, which includes oversight of the quality and integrity of our financial reporting, internal controls and audit functions, and is directly and solely responsible for the appointment, retention, compensation and monitoring of the performance of our independent registered public accounting firms, including the services and scope of their audit. The Audit Committee meets at least quarterly with our management and independent public accountants to, among other things, review the results of the annual audit and quarterly reviews, discuss the financial statements, assess management performance and procedures in connection with financial controls and receive and consider comments as to internal controls.

The Audit Committee meets at least quarterly and additional meetings are held as deemed necessary by the Committee Chair. The Audit Committee met five times in 2010. The Audit Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. The Audit Committee's written charter is available on our website, www.sxc.com.
The Audit Committee is currently composed of Mr. Reddon (Committee Chairman), Mr. Davis and Mr. Thorne. The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of NASDAQ Rule 4200, SEC Rule 10A-3(b) (1) (ii), and NI-52-110, and are financially literate.

In addition, as required by the rules of the SEC and the NASDAQ, our Board of Directors has determined that Mr. Reddon, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined in Item 407 (d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Shareholders should understand that the designation is an SEC disclosure requirement relating to Mr. Reddon's experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

Refer to the “Election of Directors” narrative for further information on the Audit Committee members' educational background and experience that is relevant to their performance of responsibilities as an audit committee member.

Nominating Committee

The Board of Directors has delegated to the Nominating Committee the responsibility to identify and recommend qualified individuals to become new members of the Board. In fulfilling this responsibility, the Nominating Committee considers: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; and (iii) the competencies and skills each new nominee will bring to the Board. While the Nominating Committee believes that a diversity of perspectives is an important consideration when evaluating new candidates, the Nominating Committee has focused on specific healthcare and related industry experiences when evaluating new candidates for the Board given the Company's status as a relatively new public company. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and less formally by the Nominating Committee as it evaluates and identifies director candidates.

In addition to the responsibilities set out above, the mandate of the Nominating Committee includes the assessment of the competencies and skill of each existing director and to determine the appropriate size of the Board with a view to effective decision making.
The Nominating Committee meets as deemed necessary by the Committee Chairman. The Nominating Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Nominating Committee's charter is available at www.sxc.com.
The Nominating Committee is currently composed of Mr. Cosler (Committee Chairman), Mr. Burke and Mr. Masso. Each member of the Nominating Committee is independent as defined in the listing standards of the Nasdaq Stock Market and in NI 52-110. Because all of the members of the Nominating Committee are independent and the Nominating Committee functions in accordance with a detailed mandate, the Board of Directors of the Company believes it has encouraged an objective nomination process. The Nominating Committee did not meet in 2010.
Nomination of New Directors
In identifying potential director nominees, the Nominating Committee considers Board candidates identified through a variety of methods and sources. These include suggestions from committee members, other directors, senior management, shareholders and other interested parties in anticipation of director elections and other potential Board vacancies. The Nominating Committee has sole authority to retain director search firms, as well as other advisors, to assist in identifying and evaluating possible director nominees. The Nominating Committee also considers Board candidates recommended by shareholders of the Company. Shareholders who wish to recommend a person for election to the Company's Board may submit such person's name, background, qualifications, and consent to be named in the proxy circular and proxy statement and to serve as a director if elected, in writing to our Corporate Secretary for consideration by the Nominating Committee. The Nominating Committee will consider and evaluate such person as a possible nominee in the same manner as it considers all other potential candidates. To permit sufficient time for such consideration and evaluation, shareholders should make Board candidate submissions by December 31 in each year, prior to the holding of the next shareholders' meeting.
Prior to recommending a new director candidate for election or appointment, the Chairman and certain members of the Nominating Committee meet with the candidate to discuss the candidate's interest and ability to devote the time and commitment required to serve on the Board of Directors. The Nominating Committee conducts a background check on the candidate and reviews any potential conflicts, independence concerns or disclosure issues the candidate might have.
Compensation Committee
The overall purpose of the Compensation Committee is to develop, monitor and assess the Company's approach to the compensation of its directors, senior officers and employees. Among other things, the Compensation Committee manages on behalf of the Board of Directors and is responsible for: (i) reviewing the compensation practices and policies of the Company to ensure they are competitive and that they provide appropriate motivation for corporate performance and increased shareholder value; (ii) oversight of the administration of the Company's compensation programs, including equity-based compensation programs, and making recommendations to the Board regarding their adoption, amendment or termination; (iii) annually reviewing the annual base salary and bonus targets for senior executives of the Company other than the CEO; and (iv) reviewing annual corporate goals and objectives for the CEO and evaluating the CEO's performance and based on this evaluation, annually reviewing the CEO's annual base salary, bonus and any equity grants or other awards.
The Compensation Committee has authorized the CEO to grant and allocate equity awards in two circumstances. The first relates to the annual equity award allocation to employees. This allocation is submitted to the Compensation Committee for consideration and comment and specifically lists recipients and a proposed allocation. The second circumstance is that the CEO is authorized to grant equity awards to newly hired employees provided that:
(1)     the number of equity awards granted to new employees is reasonably consistent with past practice in terms of the number granted to an employee in the position and with the responsibility of the new employee; and
(2)     such authority does not extend to new employees who are senior officers that directly report to the CEO or CFO of the Company.
The Chief Executive Officer in consultation with the Chief Financial Officer and Human Resources will consider the position, requirements, seniority, employment, and market conditions when deciding the equity awards to be recommended to be granted to new employees.
The Compensation Committee is currently composed of Mr. Cosler (Committee Chairman), Mr. Burke and Mr. Masso. Each member of the Compensation Committee is independent as defined in the listing standards of the Nasdaq Stock Market and in NI 52-110.
The Compensation Committee is responsible for reviewing the adequacy and format of compensation to directors in light of the responsibilities and risks associated with directorship.
The Compensation Committee meets at least once a year and additional meetings are held as deemed necessary by the Committee Chairman. The Compensation Committee met three times in 2010. The Compensation Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Compensation Committee's charter is available at www.sxc.com.
Corporate Governance Committee
The key responsibilities of the Corporate Governance Committee are to develop and monitor the Company's overall approach to corporate governance issues and, subject to approval by the full Board the Directors, to implement and administer a system of corporate governance which reflects superior standards of corporate governance practices and to continue to develop the Company's approach to corporate governance issues. In addition, the Corporate Governance Committee is to undertake an annual review of corporate governance issues and practices as they affect the Company and make a set of recommendations to the directors during each calendar year.
The Corporate Governance Committee is currently composed of Mr. Davis (Committee Chairman), Mr. Reddon and Mr. Thorne. Each member of the Corporate Governance Committee is independent as independence is defined in the listing standards of the Nasdaq Stock Market and in NI 52-110. The Corporate Governance Committee met once in 2010.
Assessments
The Nominating and Corporate Governance Committees (in conjunction with the Chairman of the Board) annually review and assess the effectiveness of the Board as a whole, the membership of the Board committees, the mandates and activities of each committee and the contribution of individual directors and will make such recommendations to the Board arising out of such review as it deems appropriate.
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
None of the directors, executive officers or senior officers of the Company, and none of the associates or affiliates of any of the foregoing, is currently indebted to the Company or any of its subsidiaries or was indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's most recently completed fiscal year.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee who served on the Compensation Committee in 2010 (Messrs. Burke, Cosler and Masso) has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC's rules regarding certain relationships and related party transactions. Mr. Thierer, Chairman and Chief Executive Officer, and Mr. Park, Executive Vice President and Chief Financial Officer, participate in all discussions regarding salaries and incentive compensation for all executive officers of the Company, except during discussions regarding their own salary and incentive compensation. Messrs. Thierer and Park may make suggestions or recommendations during these discussions, however all deliberations and determinations regarding the compensation of executive officers of the Company are made solely by the Compensation Committee and/or the Board of Directors. No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company's Board of Directors.
RELATED PARTY TRANSACTIONS
The Company or one of its subsidiaries may occasionally enter into transactions with certain “related parties.” Related parties include our executive officers, directors, nominees for directors, a beneficial owner of 5% or more of our common stock and immediate family members of these parties. We refer to transactions involving amounts in excess of $120,000 and in which the related party has a direct or indirect material interest as “related party transactions.” Each related party transaction must be approved or ratified in accordance with the Company's written Related Party Transactions Policy by the Audit Committee of the Board of Directors. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to the related party;

•	the nature of the interest of the related party in the transaction;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction is on terms that would be available in comparable transactions with unaffiliated third parties.
Neither the Company nor any of its subsidiaries were involved in any related party transactions during 2010.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
No informed person of the Company, no proposed nominee for election as a director of the Company, and no associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since the commencement of our last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of our subsidiaries, other than as disclosed under the heading “Interests of Certain Persons in Matters to be Acted Upon.” An “informed person” means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No person who has been a director or officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this Proxy Circular and Proxy Statement.
OTHER MATTERS WHICH MAY COME BEFORE THE MEETING
The Company knows of no matters to come before the meeting of shareholders other than as set forth in the Notice of Meeting. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN BY THE COMPANY SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.
ADDITIONAL INFORMATION
Additional information relating to the Company is available on the Company's website at www.sxc.com, or by accessing the Company's profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml. Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company's comparative financial statements and accompanying Management's Discussion and Analysis for the fiscal year ended December 31, 2010 are available on SEDAR and EDGAR. Financial information with respect to the Company is provided in the Company's comparative financial statements and accompanying Management's Discussion and Analysis for the most recently completed financial year.
The Company undertakes to provide you with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company's comparative financial statements and accompanying Management's Discussion and Analysis for the fiscal year ended December 31, 2010 without charge upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232. The Annual Report on Form 10-K sent to any such requesting shareholder will be accompanied by a list briefly describing the exhibits to such Annual Report filed by the Company with the SEC. These exhibits can be viewed on the SEC's website (www.sec.gov) or, upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232, the Company will provide you with copies of such exhibits for a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).
COMMUNICATING WITH THE BOARD
Interested parties, including shareholders and other security holders, may communicate directly with the Board of Directors, non-management directors, the Chairman of the Board or any other individual directors by writing care of the Corporate Secretary, at 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642. All correspondence, with the exception of solicitations for the purchase or sale of products and services and similar types of communications or communications of an inappropriate nature, will be forwarded to the directors to whom such correspondence is addressed. In addition, any such communication that relates to accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee, if not already addressed to him or her.
APPROVAL
The contents and the sending of this Proxy Circular and Proxy Statement have been approved by the Board of Directors.

DATED as of April 1, 2011 (except as otherwise noted).

BY ORDER OF THE BOARD
/s/ Clifford Berman
Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary

APPENDIX A
AMENDMENT (SUBJECT TO SHAREHOLDER APPROVAL) TO
SXC HEALTH SOLUTIONS CORP.
LONG-TERM INCENTIVE PLAN
The first sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following:
“Subject to adjustment as provided in this Section 3.1 and in Section 12.4, a total of 3,940,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan.”

A-1

APPENDIX B

SXC HEALTH SOLUTIONS CORP.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

SXC Health Solutions Corp., a corporation existing under the laws of the Yukon Territory of Canada (the “Company”), hereby establishes and adopts the following Amended and Restated Long-Term Incentive Plan (the “Plan”), effective as of March 9, 2011 (the “Effective Date”), which amends and restates that certain Long-Term Incentive Plan adopted by the Board on March 11, 2009. In September 2010, the Board declared a stock dividend on the issued and outstanding Shares to effect a two-for-one stock split, which was distributed on September 17, 2010 to shareholders of record as of the close of business on September 14, 2010. All references in the Plan to numbers of Shares shall reflect such stock split.

  1. PURPOSE OF THE PLAN

1.1. Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees and/or consultants of the Company who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder. The Plan is designed to provide the board of directors of the Company with sufficient flexibility to address current and future long-term incentive equity-based alternatives for the Company which includes Options or Restricted Stock Units. The specific terms of any Awards, including such items as vesting periods and treatment of the Award upon a change of control or termination of employment, will be set forth in the applicable Award Agreement.

2. DEFINITIONS

2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2. “Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) 90 days after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

2.3. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5. “Board” shall mean the board of directors of the Company.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.

2.7. “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of The Nasdaq Stock Market (“Nasdaq”).

2.8. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.9. “Director” shall mean a non-employee member of the Board.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.7.
2.11. “Employee” shall mean any employee (including an officer) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any other natural person, including a consultant, who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction or distribution; (ii) does not directly or indirectly promote or maintain a market for the Company's securities; (iii) provides services pursuant to a written contract; and (iv) spends or will spend a significant amount of time and attention to the business and affairs of the Company or any Affiliate.

2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto. All citations to Sections of the Exchange Act are to such Sections as they may from time to time be amended or renumbered.

2.13. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be: (i) the per Share closing price of the Shares as reported on Nasdaq on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); (ii) if the Company is not then listed on Nasdaq, the per Share closing price of the Shares as reported on the TSX on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Company is not then listed on Nasdaq or the TSX, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion in accordance with Section 409A of the Code.

2.14. “Family Entity” shall mean a trust in which one or more Family Members have more than fifty percent of the beneficial interest, a foundation in which the Participant and/or one or more Family Members control the management of assets and any other entity in which the Participant and/or one or more Family Members own more than fifty percent of the voting interests.

2.15. “Family Member” shall mean the Participant's spouse, parent, child, stepchild, grandchild, sibling, mother or father-in-law, son or daughter-in-law, stepparent, grandparent, former spouse, niece, nephew or brother or sister-in-law, including adoptive relationships, or any person sharing the Participant's household (other than a tenant or employee).

2.16. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1(a).

2.17. “Insider” shall have the meaning set forth in the TSX Company Manual.

2.18. “Limitations” shall have the meaning set forth in Section 10.4.

2.19. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20. “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.21. “Participant” shall mean an Employee or Director to whom the Committee has granted an Award under the Plan.

2.22. “Payee” shall have the meaning set forth in Section 13.1.

2.23. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 9.

2.24. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.25. “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Covered Employee, unless the Committee determines not to comply with Section 162(m) of the Code with respect to such Performance Share.

2.26. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Covered Employee, unless the Committee determines not to comply with Section 162(m) of the Code with respect to such Performance Unit.

2.27. “Permitted Assignee” shall have the meaning set forth in Section 12.5.

2.28. “Prior Plan” shall mean the SXC Health Solutions Corp. Amended and Restated Stock Option Plan.

2.29. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

2.31. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.32. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.33. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.34. “Share” shall mean a share of common stock of the Company, no par value per share.

2.35. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.36. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.37. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.38. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1(b).

2.39. “TSX” means the Toronto Stock Exchange.

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.  (a) Subject to adjustment as provided in this Section 3.1 and in Section 12.4, a total of 3,940,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan. Since March 11, 2009, no grants have been made under the Prior Plan, but Shares authorized for issuance pursuant to awards granted under the Prior Plan that have not been used for awards granted under the Prior Plan may be, and in some cases have been, issued pursuant to Awards granted under this Plan in addition to the number of Shares specified immediately above. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one-and-seventy-nine one-hundredths (1.79) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, as provided in Section 3.1(c) below.

(c) Any Shares that again become available for grant pursuant to this Section 3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as one-and-seventy-nine one-hundredths (1.79) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2. Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration.  (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred in accordance with Section 409A of the Code either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate. No member of the Committee, and no entity, committee, member of the Board or officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Committee and such entities, committees, members of the Board or officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising there from to the full extent permitted by law.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers (as defined in Rule 16a-1(f) under the Exchange Act) of the Company and to cancel or suspend Awards to Employees who are not Directors or officers (as defined in Rule 16a-1(f) under the Exchange Act) of the Company; provided, however, that to the extent the Committee intends that an Award granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which a Performance Award may be paid following a Performance Period be exempt from Section 162(m) of the Code, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Performance Awards for such person, and (c) certify the achievement of such performance goals.

5. OPTIONS

5.1. Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements.  All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.  The option price per Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.4, the Committee shall not be permitted to take any action with respect to an Option that may be treated as a repricing under the rules and regulations of Nasdaq or the TSX, without shareholder approval.

5.4. Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven years from the date the Option is granted.

5.5. Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written, telephonic, or electronic notice of exercise to the Company or its designated agent pursuant to rules and procedures established by the Committee for this purpose, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (d) as provided by the Committee, cashless exercises as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or (e) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6. Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.  The Committee may provide Stock Appreciation Rights alone or in tandem with other Awards (including Options), in each case upon such terms and conditions, not inconsistent with the Plan, as the Committee may establish. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(a) Stock Appreciation Rights granted without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”) shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant (except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.4) and (ii) a term not greater than seven years. Upon the exercise of a Freestanding Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the exercise price of the right on the date of grant.

(b) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (a “Tandem Stock Appreciation Right”). Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option. Upon the exercise of a Tandem Stock Appreciation Right, the holder shall have the right to receive (i) the excess of the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the related Option exercise price. Any Tandem Stock Appreciation Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Tandem Stock Appreciation Rights shall terminate and no longer be exercisable upon and to the extent of the termination or exercise of the related Option; provided that, unless the Committee otherwise determines at or after the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not terminate until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(c) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d) The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof. If payment will be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional Shares. Payment with respect to a Stock Appreciation Right shall be made within 30 days after the date on which the Stock Appreciation Right is exercised.

(e) Other than pursuant to Section 12.4, the Committee shall not be permitted to take any action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of Nasdaq or the TSX, without shareholder approval.

7. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

7.1. Grants.  Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award”, respectively). A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient.

7.2. Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.
7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property (other than cash) distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

8. OTHER STOCK-BASED AWARDS

8.1. Stock and Administration.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

8.2. Award Agreements.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

9. PERFORMANCE AWARDS

9.1. Terms of Performance Awards.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee and Section 409A of the Code, on a deferred basis.

10.  CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees and Performance Criteria.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Stock-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10.1 is applicable to the Award and that the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall accordingly be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue growth; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; attainment of strategic and operational initiatives; market share; gross profits; and/or comparisons with various stock market indices of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company's performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the Applicable Period of each Performance Period for each Participant or for any group of Participants (or both), and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period.

10.2. Adjustments.  Notwithstanding any provision of the Plan (other than Sections 11 and 12.4), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or a Change in Control of the Company.

10.3. Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.4. Limitations on Grants to Participants.  Subject to adjustment as provided in Section 12.4, (i) no Employee may be granted (A) Options, Freestanding Stock Appreciation Rights, or Option/Tandem Stock Appreciation Rights during any 12-month period with respect to more than 300,000 Shares or (B) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares in any 12-month period with respect to more than 300,000 Shares, and (ii) Directors may not, in the aggregate, be granted Awards at any time during the term of this Plan with respect to more than one percent (1%) of the outstanding Shares (collectively, the “Limitations”). In addition to the foregoing, (i) the maximum dollar value payable to any Employee in any 12-month period with respect to Performance Awards that are valued with reference to property other than Shares is $2,000,000, and (ii) the maximum dollar value payable to any Director (A) in any 12-month period with respect to Awards is $100,000 (it being understood that the value of any Awards denominated in Shares shall be determined using the “grant date fair value” method in accordance with FAS 123R) and (B) during the term of this Plan with respect to Awards is $1,000,000 (it being understood that the value of any Awards denominated in Shares shall be determined using the “grant date fair value” method in accordance with FAS 123R). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. The per-Participant limit described in this Section 10.4 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

11. CHANGE IN CONTROL PROVISIONS

11.1. Impact of Change in Control on Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Other Stock-Based Awards.  The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall become exercisable in full or part, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock Awards and Restricted Stock Unit Awards become free of all restrictions and limitations and become vested, (c) the Performance Period applicable to any outstanding Performance Awards shall lapse and the performance criteria applicable to any outstanding Performance Award shall be deemed to be satisfied at the target or other level, and (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change in Control or has incurred an involuntary termination of employment without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of Nasdaq, the TSX or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 promulgated under the Exchange Act; and further provided that the Board may not, without the approval of the Company's shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.4), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan (which, for the avoidance of doubt, shall include the re-introduction of Directors as persons eligible to participate in the Plan should they cease to be eligible Participants in the future), (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, (f) increase the term or reduce the exercise price of any Award granted to any Participant beyond its original expiry or exercise price or (g) amend any provision of Sections 10, 12.1 or 12.5. In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant's consent.

12.2. Specific Amendments to Plan Permitted.  Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval: (a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including without limitation: (i) the rules of the TSX, Nasdaq or any national securities exchange or system on which the stock is then listed or reported, or by any regulatory body having jurisdiction with respect thereto, (ii) the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act and (iii) applicable tax laws and regulations; (b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan; (c) subject to Section 12.1(e) and (f), amendments to the provisions of the Plan respecting the terms and conditions on which Awards may be granted pursuant to the Plan, including the provisions relating to the exercise price, the term and the vesting schedule; and (d) amendments to the Plan that are of a “housekeeping” nature.

12.3. Specific Amendments to Awards Permitted.  Without limiting the generality of the foregoing and subject to shareholder approval for specified amendments as provided in Section 12.1(e) and (f) above or elsewhere in the Plan, the Board may amend the price, the term, the vesting schedule and the termination provisions of Awards granted pursuant to the Plan.

12.4. Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend) or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion and in accordance with Section 409A of the Code, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.5. Transferability of Awards.  Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, except by will or the laws of descent and distribution; provided, however, that unless otherwise specified in the Award Agreement, as long as the Participant continues employment with or service to the Company, the Participant may transfer, subject to applicable law, Awards to a Family Member or Family Entity without consideration (each transferee thereof, a “Permitted Assignee”); provided, however, in the case of a transfer of Awards to a limited liability company or a partnership which is a Family Entity, such transfer may be for consideration consisting solely of an equity interest in the limited liability company or partnership to which the transfer is made. Any transfer of Awards shall be in a form acceptable to the Committee, shall be signed by the Participant and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If an Award is transferred to a Family Member or to a Family Entity, such Award may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such Family Member or Family Entity except by will or the laws of descent and distribution. Except as provided in this Section 12.5, and except as otherwise authorized by the Committee in an Award

Agreement, no Award and no Shares subject to Awards described in Section 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative.

12.6. Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

12.7. Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion and in compliance with Section 409A of the Code, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

12.8. Insiders.  Notwithstanding anything to the contrary contained herein, (a) the number of Shares which may be reserved for issuance under the Plan and under any other employee stock option plans or other equity-based compensation arrangements of the Company to Insiders of the Company, and of any Affiliate or Subsidiary of the Company, shall not exceed 10% of the outstanding issue (as hereinafter defined); (b) the number of Shares which may be issued within a one-year period pursuant to the Plan and under any other employee stock option plans or other equity-based compensation arrangements of the Company to Insiders of the Company, and of any Affiliate or Subsidiary of the Company, shall not exceed 10% of the outstanding issue; and (c) the number of Shares which may be issued within a one-year period pursuant to the Plan and under any other employee stock option plans or other equity-based compensation arrangements of the Company to any one Insider of the Company, or any Affiliate or Subsidiary of the Company, shall not exceed 5% of the outstanding issue. For purposes of this Section 12.8, “outstanding issue” shall mean the total number of Shares outstanding on a non-diluted basis, subject to applicable adjustments as provided for in the by-laws of the Company and the rules and regulations of Nasdaq or the TSX. For purposes of clauses (b) and (c) of this Section 12.8, “outstanding issue” shall be determined on the basis of the total number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued pursuant to equity-based compensation arrangements of the Company over the preceding one-year period.

13. MISCELLANEOUS

13.1. Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State, Provincial and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) or by directing the Company to retain or withhold Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distributions or the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, and the applicable requirements of any securities exchange or similar entity.

13.5. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.6. Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.7. Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.8. Construction.  All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.9. Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.10. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

13.11. Effective Date of Plan; Termination of Plan.  This Plan, as amended and restated, shall be submitted to the shareholders of the Company for approval and, if approved, shall become effective as of the Effective Date. The Plan shall be null and void and of no effect if not approved by the shareholders of the Company and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.12. Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country. The Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

13.13. Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.14. Section 409A.  The Plan shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan shall, to the extent subject to Code Section 409A, comply with Section 409A and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of the Participant, to avoid the application of Code Section 409A in a particular circumstance or to satisfy any of the requirements under Code Section 409A. Nothing in the Plan shall provide a basis for any person to take action against the Company or any Subsidiary or Affiliate based on matters covered by Code Section 409A, including the tax treatment of any award made under the Plan.

13.15. Currency.  All references to price herein are to be in United States currency and all required payments hereunder are to be calculated and paid in United States currency. For the avoidance of doubt, Awards granted to Participants in jurisdictions other than the United States are to be granted in United States currency and all payments required thereunder are to be paid in United States currency.

APPENDIX C

SXC HEALTH SOLUTIONS CORP.
MANDATE OF THE BOARD OF DIRECTORS

Introduction
The term “Company” or “SXC” herein shall refer to SXC Health Solutions Corp. and the term “Board” shall refer to the Board of Directors of the Company. The Board is elected by the shareholders and is responsible for the stewardship of the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company's strategic planning and organizational structure and supervising management to oversee that the foregoing enhance and preserve the underlying value of the Company.
Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Company as a whole must be paramount at all times.
Duties of Directors
The Board discharges its responsibility for overseeing the management of the Company's business by delegating to the Company's senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and through its committees, the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. In addition to the Board's primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Company's strategic objectives, principal duties include, but are not limited to the following categories:
Appointment of Management
1.The Board has the responsibility for approving the appointment of the Chief Executive Officer (“CEO”) and all other senior management, and approving their compensation, following a review of the recommendations of the Compensation Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Company.

2.The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

3.The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.
Board Organization
4.The Board will respond to recommendations received from the Nominating and Corporate Governance Committees and the Compensation Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairman of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.
5.The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.
Strategic Planning
6.The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.
7.The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed that the Company may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risk of the business.
8.The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.
Monitoring of Financial Performance and Other Financial Reporting Matters
9.The Board is responsible for enhancing congruence between shareholder expectations, corporate plans and management performance.
10.The Board is responsible for:

a.
adopting processes for monitoring the Company's progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company; and

b.	taking action when Company performance falls short of its goals or other special circumstances warrant.
11.The Board shall be responsible for approving the audited financial statements, interim financial statements and the notes and Management's Discussion and Analysis accompanying such financial statements.
12.The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Company's governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, acquisitions and dispositions of material capital assets and material capital expenditures.
Risk Management
13.The Board has responsibility for the identification of the principal risks of the Company's business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company's shareholders.
14.The Board is responsible for the Company's internal control and management information systems.
Policies and Procedures
15.The Board is responsible for:

a.
developing the Company's approach to corporate governance, including developing a set of corporate governance guidelines for the Company and approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

b.
Approving policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Company and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

16.The Board enforces its policy respecting confidential treatment of the Company's proprietary information and Board deliberations.
17.The Board is responsible for monitoring compliance with the Company's Code of Business Conduct and Ethics.
Communications and Reporting
18.The Board has approved and will revise from time to time as circumstances warrant a Disclosure Policy and Continuous Disclosure Documents Guidelines to address communications with shareholders, employees, financial analysts, the media and such other outside parties as may be appropriate.
19.The Board is responsible for:

a.	overseeing the accurate reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis;

b.	overseeing that the financial results are reported fairly and in accordance with generally accepted accounting standards and related legal disclosure requirements;

c.	taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Company;

d.	overseeing the Company's implementation of systems which accommodate feedback from stakeholders.
Position Descriptions
20.The Board is responsible for:

a.	developing position descriptions for the Chairman of the Board, the chair of each Board committee and the CEO (which will include delineating management's responsibilities);

b.	approving the corporate goals and objectives that the CEO is responsible for meeting; and

c.
developing a description of the expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials.

Orientation and Continuing Education

21.The Board is responsible for:

a.
ensuring that all new directors receive a comprehensive orientation, that they fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including the commitment of time and resources that the Company expects from its directors) and that they understand the nature and operation of the Company's business; and

b.
providing continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure that their knowledge and understanding of the Company's business remains current.

Nomination of Directors
22.In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

a.	considering what competencies and skills the Board, as a whole, should possess;

b.	assessing what competencies and skills each existing director possesses; and

c.	considering the appropriate size of the Board, with a view to facilitating effective decision making.
In carrying out each of these responsibilities, the Board will consider the advice and input of the Nominating Committee.
23.Director nominees shall be selected by a majority of the independent directors.
Board Evaluation
24. The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.
Annual Review
25. The Corporate Governance Committee shall review and reassess the adequacy of this Mandate at least annually and otherwise as it deems appropriate and recommend changes to the Board, as necessary. The Corporate Governance Committee will ensure that this Mandate or a summary that has been approved by the Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements in the Company's annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.
Chairman of the Board
26. The Chairman of the Board shall be responsible for overseeing the performance by the Board of its duties, for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company's business.
Executive Sessions of the Independent Directors
27. The directors who are independent as defined by both Multilateral Instrument 52-110 Audit Committees and Rule 4200(a)(15) of the NASDAQ Marketplace Rules shall meet regularly in an executive session for such purposes as they deem appropriate. The Chairman of the Governance Committee presides at such meetings.

SXC HEALTH SOLUTIONS CORP.
Annual Meeting of Shareholders
May 11, 2011 4:30 PM EDT
This proxy is solicited by the Board of Directors

The persons named in this instrument of proxy are directors or officers of the Company. A shareholder has the right to appoint another person as a proxy (who need not be a shareholder) to attend and act on such shareholder’s behalf at the Meeting other than the nominees designated herein. To exercise this right the shareholder may insert the name of the desired person in the blank space provided herein or may submit another proper instrument of proxy and mail the completed instrument of proxy to the tabulating agent of the company, being Broadridge Financial Solutions, Inc. no later than 5:30 p.m. Eastern Daylight Time the day prior to the Meeting. This instrument of proxy, when properly executed, confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting, and to other matters that may properly come before the Meeting. At the time of printing this instrument of proxy, the Company knows of no other matters to come before the Meeting.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR the nominees for directors specified and FOR proposals 2, 3, 4, 6 and THREE years for proposal 5.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees	☐	☐	☐
01 Mark Thierer 02 Steven D. Cosler 03 Terrence Burke 04 William J. Davis 05 Philip R. Reddon 06 Curtis J Thorne 07 Anthony Masso

The Board of Directors recommends you vote FOR proosals 2, 3 and 4.						For	Against	Abstain
2. To consider and approve an amendment to the Company's Amended and Restated Bylaws to increase the quorum requirement for shareholder's meetings.						☐	☐
3. To consider and approve an amendment to the SXC Health Solutions Corp. Long Term Incentive Plan to increase the maximum number of common shares we may issue under the plan by 1,800,000.						☐	☐
4. To hold a non-binding advisory vote on executive compensation, as disclosed in this proxy circular and proxy statement.						☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:					1 year	2 years	3 years	Abstain
5. To recommend, by non-binding vote, the frequency of executive compensation votes.					☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Withhold
6. To appoint auditors and to authorize the directors to fix the auditor's remuneration and terms of engagement.						☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Exercise Your Right to Vote
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 11, 2011

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 16, 2011
Date: May 11, 2011
Time: 4:30 PM EDT
Location: Fairmont Royal York
100 Front Street
West Toronto, Ontario M5J 1E3
Canada

You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Anual Report on Form 10-K 2. Notice and Proxy Circular and Proxy Statement 3. Proxy Card
How to View Online:
Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) available and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 27, 2011 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

01 Mark Thierer 02 Steven D. Cosler 03 Terrence Burke 04 William J. Davis 05 Philip R. Reddon 06 Curtis J Thorne 07 Anthony Masso

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. To consider and approve an amendment to the Company's Amended and Restated Bylaws to increase the quorum requirement for shareholder's meetings.
3. To consider and approve an amendment to the SXC Health Solutions Corp. Long Term Incentive Plan to increase the maximum number of common shares we may issue under the plan by 1,800,000.
4. To hold a non-binding advisory vote on executive compensation, as disclosed in this proxy circular and proxy statement.

The Board of Directors recommends you vote 3 YEARS on the following proposal:
5. To recommend, by non-binding vote, the frequency of executive compensation votes.

The Board of Directors recommends you vote FOR the following proposal:
6. To appoint auditors and to authorize the directors to fix the auditor's remuneration and terms of engagement.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.